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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                FIRST UNION LOGO

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

           55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                                   NOTICE OF

                     1999 SPECIAL MEETING OF BENEFICIARIES

TO THE BENEFICIARIES:

     Notice is hereby given that the 1999 Special Meeting in lieu of Annual Meeting of the Beneficiaries of First Union Real Estate Equity and Mortgage Investments ("First Union" or the "Trust") will be held in the Regent Parlor at the Hilton New York and Towers located at 1335 Avenue of the Americas (53rd to 54th Streets), New York, NY 10019-6078, on Monday, May 17, 1999, at 10:00 a.m., local time, for the following purposes:

     1. To elect three Class III Trustees.

     2. To consider and vote upon a proposal to adopt certain amendments to the Trust's 1994 Long Term Incentive Performance Plan.

     3. To consider and vote upon a proposal to adopt the 1999 Share Option Plan for Trustees.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Beneficiaries of record at the close of business on April 19, 1999 are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Trustees

                                          WILLIAM A. ACKMAN
                                          Chairman of the Board of Trustees
April 19, 1999

--------------------------------------------------------------------------------
     PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
--------------------------------------------------------------------------------

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
           55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                               ------------------

                                PROXY STATEMENT
                               ------------------

                        SPECIAL MEETING OF BENEFICIARIES
                                  MAY 17, 1999

                              GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy are being sent by the Board of Trustees (sometimes referred to herein as the "Board") of First Union Real Estate Equity and Mortgage Investments ("First Union" or the "Trust") in connection with the solicitation of proxies from the holders of shares of beneficial interest, par value $1 per share, of the Trust ("Shares") to be voted at the 1999 Special Meeting in lieu of Annual Meeting of Beneficiaries, including any adjournments or postponements thereof (the "Annual Meeting"), to be held in the Regent Parlor at the Hilton New York and Towers located at 1335 Avenue of the Americas (53rd to 54th Streets), New York, NY 10019-6078, on Monday, May 17, 1999, at 10:00 a.m., local time, to take the following actions:

     (i) to elect as Trustees to Class III of the Board of Trustees, Daniel J. Altobello, David S. Klafter and William A. Scully (the "Board's Nominees"), current Trustees whose terms on Class III of the Board of Trustees will expire at the Annual Meeting, upon the election of successors;

     (ii) to consider and vote upon a proposal to adopt certain amendments to the Trust's 1994 Long Term Incentive Performance Plan (the "1994 Plan");

     (iii) to consider and vote upon a proposal to adopt the 1999 Share Option Plan for Trustees (the "Trustees Share Option Plan"); and

     (iv) to transact such other business as may properly come before the Annual Meeting.

     The principal executive offices of the Trust are located at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to the Trust's beneficiaries is April 21, 1999.

                                     VOTING

     The record date for determination of beneficiaries entitled to vote at the Annual Meeting is April 19, 1999. On that date, 31,376,105 Shares were outstanding. Each Share has one vote.

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and voting at the Annual Meeting is required to adopt the amendments to the Trust's 1994 Plan and to adopt the Trustees Share Option Plan. Nominees for election to the Board of Trustees at the Annual Meeting who receive the greatest number of votes duly cast (although not necessarily a majority of the votes duly cast) by the Shares represented at the Annual Meeting will be elected as Trustees. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than three, the number of nominees named. If the requisite approval is not obtained with respect to a particular matter, the proposal referred to in that matter will not be implemented.

     Abstentions and broker non-votes will be included in determining the number of Shares present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of the Board's Nominees to the Board of Trustees. The affirmative vote of a majority of the Shares present in person or by proxy at the 1999 Annual Meeting and entitled to vote is required to adopt the amendments to the 1994 Plan and the Trustees Share Option Plan. Consequently, with respect to these two proposals, abstentions will have the same effect as a negative vote and broker non-votes will not be counted as Shares entitled to vote on the matter and will have no effect on the result of the vote.

     Shares represented by properly executed proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted for the Board's Nominees, for the amendments to the 1994 Plan, for the Trustees Share Option Plan, and, in the discretion of the persons named as proxies, on all such other business as may properly come before the Annual Meeting.

     A beneficiary may revoke his proxy at any time prior to its exercise by giving notice to First Union in writing or by attending the Annual Meeting and voting in person (attendance alone at the Annual Meeting will not by itself revoke a proxy). The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier dated proxy. The revocation may be delivered to First Union in care of Corporate Investor Communications, Inc. at 111 Commerce Road, Carlstadt, New Jersey 07072-2586 or to First Union at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937, or any other address provided by First Union.

     Gotham Partners, L.P. ("Gotham LP") and certain of its affiliates, which beneficially own 9.71% (as shown in the table in "Security Ownership of Trustees and Officers and Certain Beneficial Owners") of the Trust's outstanding Shares, and Apollo Real Estate Advisors II, LP and certain of its affiliates, which beneficially own 7.6% (as shown in the table in "Security Ownership of Trustees and Officers and Certain Beneficial Owners") of the Trust's outstanding Shares, have each indicated that they intend to vote for the Board's Nominees, for the amendments to the 1994 Plan and for the Trustees Share Option Plan.

     As far as the Trustees are aware, no matters other than those outlined in this Proxy Statement will be presented to the Annual Meeting for action on the part of the beneficiaries. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the Shares to which the proxy relates in accordance with their best judgment.

                              CERTAIN TRANSACTIONS

     On May 18, 1998, First Union announced that its Board of Trustees had terminated the employment of James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President of First Union prior to such termination, and had appointed Steven M. Edelman, Executive Vice President and Chief Financial Officer of First Union, as Interim Chief Executive Officer. Mr. Edelman served as Interim Chief Executive Officer until November 2, 1998, when the Board of Trustees appointed Daniel P. Friedman as President and Chief Executive Officer. Mr. Friedman was formerly President and Chief Operating

Officer of Enterprise Asset Management, Inc., a real estate investment firm located in New York City ("Enterprise"). The Board of Trustees also appointed David Schonberger and Anne N. Zahner as Executive Vice Presidents of First Union. Mr. Schonberger and Ms. Zahner were also previously employed by Enterprise. On April 13, 1999, Mr. Edelman resigned his positions with First Union. As of that date Brenda J. Mixson became Interim Chief Financial Officer.

     At First Union's Special Meeting of Beneficiaries held on May 19, 1998, following a proxy contest successfully waged by Gotham LP, nine new Trustees were elected to the Board of Trustees and the Board's size was increased from nine to 15 Trustees. Four of the nine new Trustees are principals or employees of Gotham LP and Gotham Partners III, L.P. ("Gotham III LP"), including William
A. Ackman, Chairman of the Board. At the time the new Trustees took office on June 3, 1998, three of the six then incumbent Trustees resigned, resulting in three vacancies. William A. Scully and Daniel P. Friedman were elected to the Board of Trustees on October 8, 1998 and November 2, 1998, respectively, filling two of the three vacancies. On November 16, 1998, Mr. Scully was appointed Vice Chairman of the Board, succeeding David P. Berkowitz, who had been Vice Chairman of the Board since June 3, 1998. Mr. Scully is a partner of Apollo Real Estate Advisors, LP, a real estate investment firm located in New York City ("Apollo").

     In June 1998, the lenders under the Trust's principal credit facilities, including its $110 million credit facility (the "FUR Credit Facility") and the Cdn.$38.8 million credit facility of Imperial Parking Limited ("Impark"), an affiliate of First Union (the "Impark Credit Facility" and, together with the FUR Credit Facility, the "Credit Facilities"), determined that a default had occurred under their respective Credit Facilities as a result of the change in the Board's composition (the "Board Change Default"). However, the lenders under both Credit Facilities granted temporary waivers with respect to the Board Change Default and also granted First Union and Impark relief from compliance with certain financial covenants under the Credit Facilities.

     In July 1998, First Union commenced a tender offer to repurchase all $100 million principal amount of its 8 7/8% Senior Notes due 2003 (the "Senior Notes") for $970 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest. Concurrently with the tender offer, First Union conducted a consent solicitation and offered a consent payment of $30 per $1,000 principal amount of Senior Notes to amend the indenture governing the Senior Notes and to terminate listing of the Senior Notes on the NYSE. Prior to its amendment, the Senior Notes indenture required First Union to offer to repurchase the Senior Notes at 101% of their principal amount if within 90 days following the date of a "change of control," the rating of the Senior Notes by both Standard & Poor's Corporation ("S&P") and Moody's Investors Services, Inc. ("Moody's") declined by one or more rating gradations. In April 1998, S&P placed First Union on Credit Watch and in November 1998, S&P downgraded First Union's debt rating. In June 1998, Moody's placed the Senior Notes under review for possible downgrade and in October 1998, Moody's downgraded its rating for the Senior Notes.

     In August 1998, through the tender offer and consent solicitation, holders of approximately 88% of the outstanding Senior Notes consented to the indenture amendments and delisting, and First Union purchased approximately $88 million principal amount of the Senior Notes. The repurchase of the Senior Notes was financed with the proceeds of a bridge loan (the "Bridge Loan") to First Union in an original principal amount of $90 million. The lenders under the Bridge Loan include Elliott Associates, L.P. ("Elliott"), Gotham LP and Gotham III LP.

     At the time the Bridge Loan was funded, the terms of the Bridge Loan required that First Union conduct a rights offering to raise funds to repay all amounts outstanding under the Bridge Loan. To satisfy these obligations, First Union filed a registration statement to register for the issuance of rights and Shares and also obtained standby purchase commitments from Elliott Associates, Gotham LP and Gotham III LP to ensure that the proceeds of the rights offering would be at least sufficient to repay all amounts outstanding under the Bridge Loan.

     In 1998, First Union recognized $20.5 million of expenses primarily in connection with the proxy contest and the change in the Board's composition. These expenses included $4.8 million of proxy expenses and related legal fees incurred by First Union, Gotham LP and Gotham III LP, $1.5 million in other professional fees to avoid the change of the Board's composition, $3.4 million for cash severance and vesting of restricted stock for Mr. Mastandrea, First Union's terminated Chairman of the Board, Chief Executive Officer and President, $4.7 million for vesting of restricted stock granted to other employees of First Union and First Union Management, Inc., an affiliate of First Union, and $6.1 million of severance expenses related to employee change-in-control and termination agreements (the "Change-in-Control Expenses"). First Union also recognized the loss of a $2.25 million deposit when First Union did not close on the purchase of a parking facility because the Board of Trustees believed that the contract to acquire the parking facility, which was approved prior to the change in June 1998 of a majority of the Board, was on disadvantageous terms. First Union partially offset this loss by assigning the contract to a third party for $200,000 in the fourth quarter of 1998. In addition, because of the adoption of a new accounting pronouncement related to "contingent rents," First Union recorded no percentage rent from tenants in the third quarter of 1998, which resulted in a decrease of $1.5 million in revenues in the quarter (the "Percentage Rent Deferral"). The Change-in-Control Expenses and Percentage Rent Deferral also negatively affected net income and funds from operations.

     The Change-in-Control Expenses and the Percentage Rent Deferral, as well as certain foreign currency mark-to-market losses, were largely responsible for First Union's inability to satisfy financial covenants under the FUR Credit Facility and the Bridge Loan during the third quarter of 1998. In addition, Impark was not in compliance with the leverage and interest coverage ratios under the Impark Credit Facility. In January 1999, First Union and Impark reached an agreement with their respective lenders to amend the FUR Credit Facility, the Impark Credit Facility and the Bridge Loan.

     The lenders under the FUR Credit Facility agreed to:

     - modify the debt service and interest coverage requirements,

     - modify the methodology for calculating net income by excluding certain non-recurring or extraordinary charges or expenses, including percentage rent on a pro forma basis, and eliminating any expense or adjustment in any fiscal quarter relating to any non-cash foreign currency mark-to-market expense or adjustment, and

     - extend the waiver with respect to the Board Change Default until June 30, 1999.

     In consideration for these modifications, First Union paid the lenders an $825,000 fee. Concomitant with the covenant modifications and the waiver extension, the lenders reduced their maximum commitment under the FUR Credit Facility from $125 million to $110 million. The lenders also increased the interest rate under the facility from the Eurodollar rate plus 200 basis points or the prime rate to the Eurodollar rate plus 300 basis points or the prime rate plus 50 basis points. The lenders and First Union have more recently agreed, in principle, that the maximum commitment under the FUR Credit Facility will be $105 million, and on April 30, 1999, it will be reduced to $80 million, and on June 30, 1999 it will be reduced to $50 million. This agreement in principle also contemplates that First Union's minimum net worth requirement will be modified, that there will be restrictions on future borrowings for purposes other than tenant improvement costs and that $9.0 million of the net proceeds from First Union's proposed Rights offering will be used to repay amounts outstanding under the FUR Credit Facility.

     The lenders under the Impark Credit Facility agreed to:

     - modify the interest coverage and leverage requirements and the methodology for determining earnings before interest, taxes, depreciation and amortization by adjusting for certain non-recurring or extraordinary charges or expenses for each of the quarters ended September 30, 1998 through September 30, 1999,

     - decrease the margin added to the Canadian Bankers Acceptance interest rate from 175 basis points to 150 basis points, and

     - extend the waiver with respect to the Board Change Default until June 30, 1999.

     In consideration for these amendments and the waiver extension, the principal balance under the Impark Credit Facility was reduced from Cdn.$50 million to Cdn.$38.8 million, Impark paid the lenders a fee of Cdn.$388,400, and First Union issued an $8 million letter of credit under the FUR Credit Facility as collateral for Impark's obligations and agreed to provide an additional $5 million in collateral for such obligations on August 11, 1999.

     The lenders under the Bridge Loan agreed to:

     - amend the Bridge Loan by extending the maturity of the loan to August 11, 1999,

     - incorporate the revised covenants in the FUR Credit Facility into the Bridge Loan, and

     - modify First Union's obligation to conduct a rights offering to raise funds to repay all amounts outstanding under the Bridge Loan. The Bridge Loan originally contemplated a rights offering that would raise proceeds at least sufficient to repay all amounts outstanding under the Bridge Loan. The amendments to the Bridge Loan now enable First Union to conduct one or more rights offerings sufficient to pay off amounts outstanding under the Bridge Loan when due and payable.

     In consideration for these amendments, First Union paid such lenders a fee of $300,000 and agreed to:

     - reduce the outstanding principal balance under the Bridge Loan to less than $70 million by March 31, 1999, and to less than $50 million by May 31, 1999,

     - increase the lenders' interest rate on the loan from 9.875% to 12% per annum, and

     - pay

          (1) on February 11, 1999 a fee of 1% of the outstanding principal amount of the loan on such date (such fee having been paid),

          (2) a fee in an amount equal to 50 basis points of the outstanding principal amount of the loan on March 31, 1999, if the outstanding principal balance of the loan is in excess of $60 million on March 31, 1999 (such fee having been paid), and

          (3) a fee in an amount equal to 50 or 100 basis points of the outstanding principal amount of the loan on May 31, 1999, depending on the loan balance outstanding at May 31, 1999.

     The lenders under the Bridge Loan and First Union have more recently agreed, in principle, to require First Union to reduce the outstanding principal balance under the Bridge Loan to less than approximately $38 million by May 15, 1999 and to allow $9.0 million of the net proceeds from First Union's proposed Rights offering that would otherwise be used to repay a portion of the Bridge Loan extended by three of these lenders to be used to repay amounts outstanding under the FUR Credit Facility. Although the $9.0 million in principal will remain outstanding under the Bridge Loan, it will be considered paid for purposes of the mandatory repayment of principal described above. This $9.0 million portion of the Bridge Loan will bear interest at 15% per annum and mature on August 11, 1999. First Union and Impark intend to repay, to the extent possible, the amounts outstanding under the Credit Facilities by June 30, 1999, the date the waivers with respect to the Board Change Default expire. However, if they are unable to do so, they will either refinance the indebtedness or negotiate extensions of those waivers.

     In November 1998, in consideration for various services previously provided to First Union, the Trust paid Enterprise a consulting fee and made an expense reimbursement aggregating $750,000 and issued Enterprise ten-year warrants for 500,000 Shares exercisable at $10.00 per Share.

     In March 1999, First Union agreed, in principle, to amend its standby purchase arrangements with Gotham LP and Gotham III LP. Among other things, the parties agreed, in principle, that:

     - Gotham Partners International, Ltd. would be added as another standby purchaser,

     - First Union would conduct a Rights offering for at least $20 million (the "First Offering") and for which the standby purchasers would "standby" to purchase up to such number of Shares that would result in gross proceeds to First Union of the lesser of $50 million and the amount of the First Offering.

     - First Union would pay the standby purchasers an amount equal to 4% of their maximum standby commitment in the First Offering, whether or not the First Offering is completed. Each of the standby purchasers is entitled to its pro-rata portion of the payment based on its share of the standby commitment. Although the Gotham entities are collectively entitled to receive $2,000,000 of the payment, they agreed to accept only $1,800,000.

     - The standby purchasers would have certain customary rights to terminate their respective obligations, and

     - The standby purchase commitment would expire August 11, 1999.

     To enable First Union to conduct a second Rights offering (the "Second Offering"), First Union and the Gotham entities have agreed, in principle, that the Gotham entities would "standby" to purchase such number of Shares that would result in gross proceeds to First Union of the lesser of $40 million and the aggregate principal amount outstanding under the Bridge Loan. The standby purchasers would be entitled to an aggregate payment of 4% of their maximum standby commitment in connection with any Second Offering, which would not be contingent upon the closing of such Second Offering. First Union and the standby purchasers are currently seeking the consent of the lenders under the Bridge Loan to the revised terms of the standby commitments.

     The Trust plans to conduct a rights offering to enable holders of Shares to purchase additional Shares. The registration statement, which became effective on April 13, 1999, currently contemplates the issuance of rights to purchase Shares having a total subscription price of approximately $50 million.

The registration statement provides that a holder of rights who validly exercises in full its basic subscription may also oversubscribe at the subscription price for additional Shares that have not been purchased through the exercise of rights, subject to certain conditions.

     On April 14, 1999 the Trust announced that it had entered into a contract to sell its residential portfolio to Apartment Investment and Management Company, a NYSE-listed company ("AIMCO"), for approximately $86 million. Under the agreement, AIMCO will assume approximately $37 million of first mortgage debt (allowing the Trust to avoid $5 million in prepayment penalties), deliver 530,000 shares of AIMCO common stock, and pay the balance of the purchase price in cash. The amount of cash will be adjusted to reflect the value of AIMCO stock based on a trading period average with a minimum value of $36.50 per share and a maximum value of $40.50. The sale is scheduled to close April 30th with the purchaser having one 30-day extension option. First Union has obtained the consent of its lenders to proceed with this transaction.

     The Trust has engaged the law firm of Hale and Dorr LLP ("Hale and Dorr") to advise the Trust on certain matters. Stephen S. Snider, a member of the Board of Trustees, is a senior partner at Hale and Dorr. As of December 31, 1998, no payments have been made to Hale and Dorr.

     The Trust leases four of its parking facilities to a third party which is partially owned by an affiliate of Apollo. In 1998, the Trust received $.9 million in rent from this third party.

     The Trust in December 1998 engaged a firm to provide mortgage brokerage services. A member of the immediate family of a Trustee is a principal of such firm and such Trustee is also a principal of Gotham LP and certain of its affiliates. No fees were paid to this firm during fiscal year 1998.

     The related party transactions described above, including without limitation, the Bridge Loan, the engagement of Hale and Dorr for legal services, the leasing of four parking facilities to an affiliate of Apollo and the engagement of a firm for mortgage brokerage services were negotiated at arms length or were subject to competitive bidding and the Trust believes such transactions are as favorable to the Trust as would have been obtained from unrelated third parties.

                               PROPOSAL NUMBER 1

                              ELECTION OF TRUSTEES

     Under the Declaration of Trust of First Union, the Board of Trustees is divided into three classes, with each class as nearly equal in number to the other classes as possible. The term of office of each class expires in successive years. Accordingly, at each annual meeting, successors to the Trustees whose terms expire at that meeting are elected to three-year terms. Any vacancy occurring in a class of Trustees may be filled by a majority vote of the Trustees remaining in office, effective for the remainder of the term for such class.

NOMINEES

     Daniel J. Altobello, David S. Klafter and William A. Scully, current Trustees whose terms on Class III of the Board of Trustees will expire at the Annual Meeting, are nominees for election at the Annual Meeting as Trustees, to serve for a term of three years expiring at the 2002 Annual Meeting, upon the election of successors.

     The Board of Trustees is currently composed of 14 Trustees and is divided into three classes known as Class I, II and III whose terms expire in 2000, 2001 and 1999, respectively. The size of each class has been set by the beneficiaries at five members. A vacancy currently exists in Class III. The Board of Trustees does not expect to fill the vacancy at the Annual Meeting as the Board has not found a suitable nominee for the vacancy. In addition, it is currently proposed that three Trustees be elected to Class III at the Annual Meeting, as Mr. Allen
H. Ford, a current member of Class III, has informed the Board that he will not stand for reelection, and the Board has not found a suitable nominee to fill Mr. Ford's seat. Consequently, immediately following the Annual Meeting, the Board of Trustees expects that Class III will consist of three members and will have two vacancies. Each of the other two classes will consist of five members.

     While the Trustees do not anticipate that any of the Board's Nominees will be unable to serve, if any is not available for election, proxies may be voted for a substitute as well as for the other persons named.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. ALTOBELLO, KLAFTER AND SCULLY AS TRUSTEES, TO SERVE FOR A TERM OF THREE YEARS EXPIRING AT THE 2002 ANNUAL MEETING, UPON THE ELECTION OF SUCCESSORS.

                                             PRINCIPAL OCCUPATIONS,                   PERIOD OF   EXPIRATION
                                               BUSINESS EXPERIENCE                   SERVICE AS       OF
        NAME AND AGE                            AND AFFILIATIONS                       TRUSTEE       TERM
        ------------                         ----------------------                  ----------   ----------
CLASS III
Daniel J. Altobello (58)      Mr. Altobello has been the Chairman of the Board of     June 1998      1999
                              ONEX Food Services, Inc., an airline catering company    to Date
                              and a partner in Ariston Investment Partners, a
                              consulting firm, since October 1995. Mr. Altobello
                              was the Chairman, President and Chief Executive
                              Officer of Caterair International Corporation, an
                              airline catering company, from November 1989 until
                              October 1995. Mr. Altobello is a member of the Board
                              of Directors of American Management Systems, Inc.,
                              Colorado Prime, Inc., Care First, Inc., Care First of
                              Maryland, Inc., Mesa Air Group, Inc., World Airways,
                              Inc., Sodexho Marriott Services, Inc., Atlantic
                              Aviation Holdings and Thayer Capital Partners.

                                             PRINCIPAL OCCUPATIONS,                   PERIOD OF   EXPIRATION
                                               BUSINESS EXPERIENCE                   SERVICE AS       OF
        NAME AND AGE                            AND AFFILIATIONS                       TRUSTEE       TERM
        ------------                         ----------------------                  ----------   ----------
David S. Klafter (44)         Mr. Klafter has been an in-house counsel and a          June 1998      1999
                              principal of Gotham Partners Management Co. LLC          to Date
                              ("GPM"), an investment management firm, since April
                              1996. Mr. Klafter was a partner at White & Case, a
                              law firm, from January 1994 until April 1996, counsel
                              at White & Case from January 1993 until December 1993
                              and an associate at White & Case from May 1987 until
                              January 1993. Mr. Klafter's law practice was in
                              general commercial litigation, with an emphasis on
                              real estate related matters, including leases,
                              mortgages and loan work-outs.

William A. Scully (37)        Mr. Scully has been Vice Chairman of the Board of        October       1999
                              Trustees of First Union since November 1998. Mr.          1998
                              Scully has been a partner of Apollo since 1996 and is    to Date
                              responsible for new investments and investment
                              management. From 1994 to 1996, Mr. Scully was a
                              Senior Vice President of O'Connor Capital, Inc., the
                              general partner of The Argo Funds, and the Director
                              of Acquisitions for The Argo Funds. From 1993 to
                              1994, Mr. Scully directed private investment
                              activities for entities related to Clark Construction
                              and The Carlyle Group, primarily in land development
                              projects in suburban Washington, D.C. Mr. Scully was
                              a member of GE Capital's portfolio acquisitions group
                              from 1991 to 1993.

REMAINING TRUSTEES

     Each remaining Trustee, whose present term of office as Trustee will continue after the Annual Meeting and will expire in the year set forth opposite his or her name, upon the election and qualification of his or her successor, and certain additional information with respect to each of them, is as follows:

                                             PRINCIPAL OCCUPATIONS,                   PERIOD OF   EXPIRATION
                                               BUSINESS EXPERIENCE                   SERVICE AS       OF
        NAME AND AGE                            AND AFFILIATIONS                       TRUSTEE       TERM
        ------------                         ----------------------                  ----------   ----------
CLASS I
William E. Conway (71)        Mr. Conway has been Chairman of Fairmount Minerals,      1985 to       2000
                              Ltd., a miner and processor of industrial minerals,       Date
                              since 1978, and was Chairman and Chief Executive
                              Officer from 1978 to 1996. Mr. Conway was a Group
                              Vice President of Midland-Ross Corporation, a
                              diversified capital goods manufacturer, from 1974 to
                              1978, and was Executive Vice President,
                              Administration of Diamond Shamrock Corporation, a
                              producer of chemicals, petroleum and related
                              products, from 1970 to 1974. Mr. Conway is a trustee
                              of The Cleveland Clinic Foundation and University
                              School and the Cleveland Botanical Garden. Mr. Conway
                              is also a director of R Tape Corporation and an
                              advisory director of Kirtland Capital Partners II and
                              Kirtland Capital Partners III.

                                             PRINCIPAL OCCUPATIONS,                   PERIOD OF   EXPIRATION
                                               BUSINESS EXPERIENCE                   SERVICE AS       OF
        NAME AND AGE                            AND AFFILIATIONS                       TRUSTEE       TERM
        ------------                         ----------------------                  ----------   ----------
Daniel P. Friedman (41)       Mr. Friedman has been President and Chief Executive     November       2000
                              Officer of First Union since November 1998. He was       1998 to
                              President and Chief Operating Officer of Enterprise       Date
                              from June 1996 to November 1998 and was Executive
                              Vice President and Chief Operating Officer of
                              Enterprise from February 1992 to June 1996. At
                              Enterprise, he was responsible for asset management
                              and new business development. From September 1994 to
                              November 1998, he was a manager of the Cheshire
                              Limited Liability Companies ("Cheshire"). Cheshire
                              acquires and restructures non-performing underlying
                              residential co-op mortgage loans and unsold co-op
                              apartments. From May 1993 to December 1997, Mr.
                              Friedman was a board member of Emax Advisors, Inc.
                              From May 1993 to December 1996, he was a board member
                              of Emax Securities, Inc. (a NASD broker/dealer)
                              (together with Emax Advisors, Inc., the "Emax
                              Companies"). The Emax Companies are real estate
                              investment banking companies that provide capital and
                              advisory services for real estate transactions.

Russell R. Gifford (59)       Mr. Gifford is a partner with The Gifford Group, a       1991 to       2000
                              corporate and customer relations consulting company.      Date
                              He was Chief Operating Officer of the Cleveland
                              Public School System from June 1998 to March 1999. He
                              was President of CNG Energy Services Corporation
                              ("CNG"), an unregulated energy marketing company
                              providing gas and electric energy services throughout
                              North America, from 1994 to 1997. He was President
                              and Chief Executive Officer of The East Ohio Gas
                              Company ("East Ohio"), Cleveland, Ohio, a distributor
                              of natural gas, from 1989 to 1994. He was also
                              President of West Ohio Gas Company ("West Ohio"),
                              Lima, Ohio, and River Gas Company ("River"),
                              Marietta, Ohio. CNG, East Ohio, West Ohio and River
                              are subsidiaries of Consolidated Natural Gas Co. of
                              Pittsburgh, Pennsylvania. Mr. Gifford was Senior Vice
                              President of East Ohio from 1985 to 1988. Mr. Gifford
                              is a director of Applied Industrial Technologies,
                              Inc., a trustee of Baldwin Wallace College, and a
                              member of the National Board of Governors of the
                              American Red Cross.

Daniel Shuchman (33)          Mr. Shuchman has been a principal of GPM since          June 1998      2000
                              October 1994. Mr. Shuchman was an investment banker      to Date
                              at Goldman, Sachs & Co., an investment banking firm,
                              from December 1988 until October 1994.

Stephen S. Snider (42)        Mr. Snider has been a senior partner at Hale and        June 1998      2000
                              Dorr, a law firm, since June 1988 and a junior           to Date
                              partner from June 1985 to June 1988.

                                             PRINCIPAL OCCUPATIONS,                   PERIOD OF   EXPIRATION
                                               BUSINESS EXPERIENCE                   SERVICE AS       OF
        NAME AND AGE                            AND AFFILIATIONS                       TRUSTEE       TERM
        ------------                         ----------------------                  ----------   ----------
CLASS II
William A. Ackman (32)        Mr. Ackman has been Chairman of the Board of Trustees   June 1998      2001
                              of First Union since June 1998. Since January 1,         to Date
                              1993, through a company he owns, Mr. Ackman has acted
                              as co-investment manager of Gotham LP, Gotham III LP
                              and Gotham International Advisors, L.L.C. ("GIA").
                              From January 1, 1993 until October 1, 1998, through a
                              company he owns, Mr. Ackman acted as a co-investment
                              manager of Gotham Partners II, LP ("Gotham II LP").
                              Gotham II LP was dissolved in October 1998. Since
                              March 1993, Mr. Ackman has served as Vice President,
                              Secretary and Treasurer of GPLP Management Corp., the
                              Managing Member of Gotham Partners Management Co.
                              LLC, an investment management firm. Mr. Ackman was a
                              general partner of Section H Partners, L.P., the
                              General Partner of Gotham LP, Gotham II LP and Gotham
                              III LP investment funds, from January 1993 through
                              September 1993. Mr. Ackman has been the President,
                              Secretary and Treasurer of Karenina Corporation, a
                              general partner of Section H Partners, L.P., since
                              October 1993.

David P. Berkowitz (37)       From June 1998 until November 1998, Mr. Berkowitz was   June 1998      2001
                              Vice Chairman of the Board of Trustees of First          to Date
                              Union. Since January 1, 1993, through a company he
                              owns, Mr. Berkowitz has acted as a co-investment
                              manager of Gotham LP, Gotham III LP and GIA. From
                              January 1, 1993 until October 1, 1998, through a
                              company he owns, Mr. Berkowitz acted as a co-
                              investment manager of Gotham II LP. Since March 1993,
                              Mr. Berkowitz has served as President of GPLP
                              Management Corp. Mr. Berkowitz was a general partner
                              of Section H Partners, L.P. from January 1993 through
                              September 1993. Mr. Berkowitz has been the President,
                              Secretary and Treasurer of DPB Corporation, a general
                              partner of Section H Partners, L.P., since October
                              1993.

Stephen J. Garchik (45)       Mr. Garchik has been President of The Evans Company,    June 1998      2001
                              a commercial real estate development and management      to Date
                              firm, since January 1987. Since July 1996, Mr.
                              Garchik has been the Chairman of Gotham Golf
                              Partners, L.P.

Mary Ann Tighe (50)           Ms. Tighe has been Vice Chairman of Insignia/ESG, a     June 1998      2001
                              commercial real estate firm ("Insignia"), since          to Date
                              January 1999, was an Executive Managing Director of
                              Insignia from March 1993 until January 1999 and was
                              Senior Managing Director of Insignia from June 1992
                              until March 1993. She has also chaired the Executive
                              and Strategic Planning Committees of Insignia since
                              November 1998. She is on the Board of Directors of
                              The New 42nd Street, a New York City-based community
                              revitalization organization.

James A. Williams (57)        Mr. Williams has been the President of Williams,        June 1998      2001
                              Williams, Ruby & Plunkett PC, a law firm, since          to Date
                              December 1969. Mr. Williams has also been the
                              Chairman of Michigan National Bank and Michigan
                              National Corporation since November 1996. Mr.
                              Williams is Chairman of the Henry Ford Hospital in
                              West Bloomfield, Michigan. He is a trustee of Henry
                              Ford Health System and the Oakland University
                              (Michigan) Foundation and a member of the Board of
                              Governors of the Cranbrook School.

                            COMPENSATION OF TRUSTEES

     Trustees, other than Messrs. Ackman, Berkowitz, Friedman, Klafter, Shuchman and Scully, received an annual retainer fee of $12,000 and were paid an attendance fee of $1,000 for meetings of the Board and committees thereof. Additionally, Mr. Gifford received a fee of $50,000 for his services as the Chairman of the Trust's Special Committee formed in connection with the proxy contest prior to the change in the Board's composition. For fiscal year 1999, Trustees, other than Messrs. Ackman, Berkowitz, Friedman, Klafter, Shuchman and Scully, will receive a $1,500 fee for each Board or committee meeting attended in person and a $500 fee for each Board or committee meeting attended telephonically. In addition, the Board is presently seeking shareholder approval of the Trustees Share Option Plan. See "Proposal Number 3 -- 1999 Share Option Plan for Trustees."

                       ORGANIZATION OF BOARD OF TRUSTEES

     The Board of Trustees held nine meetings during 1998, one of which was held prior to the change in the Board's composition in June 1998. Each of the present Trustees attended at least 75% of the aggregate of the meetings of the Board and the committees of the Board on which he served. The Board has standing Audit, Compensation and Nominating Committees.

AUDIT COMMITTEE

     The current Audit Committee was formed on June 3, 1998 and is composed entirely of Trustees who are not employees of First Union. The Committee recommends to the Board the appointment of auditors to examine and report on the combined financial statements, reviews with the independent auditors the arrangements for and results of the audit engagement, reviews the independence of the auditors, considers the range of audit and non-audit fees and reviews the reports of First Union's internal auditor and its system of internal accounting controls. Present members are Daniel J. Altobello (Chairman), David P. Berkowitz and Allen H. Ford. The Audit Committee held four meetings during 1998, one of which was held prior to the change in the Board's composition.

NOMINATING COMMITTEE

     The current Nominating Committee was formed on June 3, 1998. The Committee is responsible for recommending nominees to the Board of Trustees to fill vacancies on the Board of Trustees and for evaluating shareholder nominees for election as Trustees. Present members of the Nominating Committee are James A. Williams (Chairman), Stephen J. Garchik, Daniel Shuchman and Mary Ann Tighe. The current Nominating Committee did not meet during 1998.

COMPENSATION COMMITTEE

     From January 1, 1998 to June 3, 1998, Messrs. William E. Conway, Daniel G. DeVos and Herman J. Russell, members of the Board of Trustees prior to the change in the Board's composition, served as members of the Trust's Management, Organization and Compensation Committee (the "Prior Compensation Committee"). During this time, the Prior Compensation Committee held four meetings and made recommendations to the Board with respect to (i) the compensation of all officers with annual salaries of $75,000 or more, and (ii) awards to employees under the 1994 Plan, and the Board of Trustees acted on the basis of these recommendations. On June 3, 1998, the current members of the Board of Trustees voted unanimously to dissolve all standing committees of the Board, including the Prior Compensation Committee. At that time, the consensus of the Board was to defer the formation of a new compensation committee and have the entire Board of Trustees take responsibility for the hiring and compensation of the Trust's executives. The present Compensation Committee (the "Current Compensation Committee") was formed on February 9, 1999 and, consequently, held no meetings during 1998. The Current Compensation Committee is responsible for making recommendations to the Board of Trustees regarding matters of employee and officer compensation and the overseeing of administration of benefit plans of the Trust, including the 1994 Plan. Present members of the Current Compensation Committee are Daniel J. Altobello (Chairman), William A. Ackman and James A. Williams.

                               EXECUTIVE OFFICERS

     The table below sets forth the names and ages of the executive officers of First Union and their positions and business experience during at least the past five years. The executive officers serve at the discretion of the Board.

        NAME AND AGE                POSITION, OFFICES AND BUSINESS EXPERIENCE           PERIOD OF SERVICE
        ------------                -----------------------------------------           -----------------
Daniel P. Friedman (41)       For a description of the Positions, Offices and         November 1998 to Date
                              Business Experience of Mr. Friedman, see "Remaining
                              Trustees" above.

Anne N. Zahner (43)           Ms. Zahner has been Executive Vice President of First   November 1998 to Date
                              Union since November 1998, where she is primarily
                              responsible for the retail division. She was
                              Executive Vice President of Enterprise from March
                              1996 until November 1998. At Enterprise, she was
                              primarily responsible for Enterprise's asset
                              management and new business development. From
                              November 1990 until March 1996, Ms. Zahner was a
                              director and Vice President of Travelers Insurance
                              Company, at Travelers Realty Investment Co., where
                              she was responsible for asset management and sales
                              and investment recovery.

David Schonberger (44)        Mr. Schonberger has been Executive Vice President of    November 1998 to Date
                              First Union since November 1998, where he is
                              primarily responsible for retail, office and
                              residential projects. From November 1997 to November
                              1998, he was Senior Vice President of Enterprise. At
                              Enterprise, he was responsible for retail and raw
                              land development projects. Since January 1990, Mr.
                              Schonberger has been Director of Legacy Construction
                              Corp., a privately held leasing and project
                              management company specializing in institutional
                              property management and oversight of specialty
                              construction and development projects. In February
                              1996, Legacy Construction Corp. merged with Peter
                              Elliot Corporation to form Peter Elliot LLC. From
                              February 1996 to October 1997, Mr. Schonberger served
                              as treasurer and manager of Peter Elliot LLC.

        NAME AND AGE                POSITION, OFFICES AND BUSINESS EXPERIENCE           PERIOD OF SERVICE
        ------------                -----------------------------------------           -----------------
Steven M. Edelman (44)        Mr. Edelman was Chief Financial Officer and Executive     1980 to April 1999
                              Vice President from February 1997 until April 1999
                              when he resigned his position with First Union. From
                              June 1998 until November 1998, he served as Interim
                              Chief Executive Officer of First Union. From January
                              1996 to January 1997, Mr. Edelman served as Executive
                              Vice President, Chief Investment Officer of First
                              Union. He was Senior Vice President, Chief Investment
                              Officer of First Union from March 1995 to December
                              1995, Senior Vice President, Asset Management from
                              July 1992 to February 1995, Vice President,
                              Acquisitions from December 1985 to June 1992,
                              Assistant Vice President, Acquisitions from January
                              1985 to November 1985, Acquisition Analyst from
                              February 1984 to December 1985, Assistant Controller
                              from July 1982 to January 1984 and an internal
                              auditor from June 1980 to June 1982. Mr. Edelman was
                              an auditor with Touche Ross & Co. from 1978 to 1980.

Paul F. Levin (52)            Mr. Levin has been Senior Vice President, General            1989 to Date
                              Counsel and Secretary since December 1994. He served
                              as Vice President, General Counsel and Secretary from
                              May 1989 to November 1994. Mr. Levin was a principal
                              of Schwarzwald, Robiner, Rock & Levin, a Legal
                              Professional Association, from 1981 to 1989, an
                              Associate of Gaines, Stern, Schwarzwald & Robiner
                              Co., L.P.A. from 1979 to 1980 and an Assistant
                              Director of Law, City of Cleveland, Ohio, from 1975
                              to 1978.

John J. Dee (48)              Mr. Dee has been Senior Vice President and Chief             1978 to Date
                              Accounting Officer of First Union since February
                              1996. He served as Senior Vice President and
                              Controller of First Union from July 1992 to February
                              1996, Vice President and Controller from December
                              1986 to July 1992, Controller from April 1981 to
                              December 1986, Assistant Controller from December
                              1979 to April 1981 and Accounting Manager from August
                              1978 to December 1979.

Brenda J. Mixson (46)         Ms. Mixson became Interim Chief Financial Officer of             1999
                              First Union upon the departure of Mr. Edelman on
                              April 13, 1999. Previously, Ms. Mixson served as
                              Managing Director/Chief Investment and Financial
                              Officer of Prime Capital Holding, LLC, a privately
                              owned commercial real estate finance company. From
                              1995 to 1997, Ms. Mixson held positions with ING
                              Capital Corp. and ING Barings Securities, Inc.,
                              initially as Portfolio Manager for all real estate
                              investment activity and subsequently, as global head
                              of ING Barings Emerging Markets International Finance
                              Business. Prior to joining ING, Ms. Mixson was
                              Executive Vice President and Chief Operating Officer
                              of Reichmann International, the manager of Quantum
                              North American Realty Fund. From 1989 to 1994, she
                              was Managing Director and Executive Vice President of
                              Travelers Realty Investment Corp. From 1986 to 1989,
                              she was Manager and Vice President for the Chicago
                              Region of Chemical Bank.

                  SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS
                         AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth, with respect to Trustees and nominees, certain named executive officers, and all Trustees and executive officers as a group, information relating to their beneficial ownership of Shares as of April 13, 1999:

                                                      AMOUNT AND NATURE OF
             NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)    PERCENT
             ------------------------                -----------------------    -------
TRUSTEES
     William A. Ackman (2).........................         3,047,800             9.71%
     Daniel J. Altobello...........................                 0               --
     David P. Berkowitz (2)........................         3,047,800             9.71%
     William E. Conway.............................            21,574              .07%
     Allen H. Ford.................................            25,000              .08%
     Daniel P. Friedman (also an Executive
       Officer)....................................                 0               --
     Stephen J. Garchik............................                 0               --
     Russell R. Gifford............................            16,240              .05%
     David S. Klafter (3), (4).....................                 0               --
     William A. Scully (5).........................                 0               --
     Daniel Shuchman (3), (4)......................                 0               --
     Stephen S. Snider.............................                 0               --
     Mary Ann Tighe (4)............................                 0               --
     James A. Williams (4).........................             7,000              .02%
EXECUTIVE OFFICERS
     Anne N. Zahner................................                 0               --
     David Schonberger.............................                 0               --
     Steven M. Edelman (6).........................            62,669              .20%
     Paul F. Levin (7).............................            53,000              .17%
     John J. Dee (8)...............................            82,995              .26%
     Brenda J. Mixson..............................                 0               --
All Trustees and executive officers (20 in number)
  as a group (9)...................................         3,316,278            10.52%

---------------

(1) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be a beneficial owner if he has or shares voting power or investment authority in respect of such security or has the right to acquire beneficial ownership within 60 days. The amounts shown in the above table do not purport to represent beneficial ownership except as determined in accordance with this Rule. Each Trustee and executive officer has sole voting and investment power with respect to the amounts shown or shared voting and investment powers with his or her spouse, except as indicated below.

(2) Mr. Ackman is the President of Karenina Corporation, a general partner of Section H Partners, L.P. and Mr. Berkowitz is the President of DPB Corporation, a general partner of Section H Partners, L.P. Section H Partners, L.P. is the sole general partner of Gotham LP, Gotham II LP and Gotham International. Accordingly, Mr. Ackman, Mr. Berkowitz, Karenina Corporation, DPB Corporation and Section H Partners, L.P. may be deemed beneficial owners of Shares owned by Gotham LP, Gotham II LP and Gotham International. Mr. Ackman and Mr. Berkowitz are senior managing members of GIA and may be deemed beneficial owners of Shares owned by GIA. For purposes of this table, all of such ownership is included.

(3) Mr. Klafter and Mr. Shuchman are limited partners of Section H Partners, L.P. and members of GIA. As limited partners of Section H Partners, L.P., Mr. Klafter and Mr. Shuchman have no right to vote or dispose of any Shares held by Gotham LP, and therefore do not beneficially own any Shares held by Gotham LP. As members of GIA, Mr. Klafter and Mr. Shuchman have no right to vote or dispose of any Shares held by GIA, and therefore do not beneficially own any Shares held by GIA.

(4) Mr. Klafter, Mr. Shuchman, Ms. Tighe and Mr. Williams are limited partners of Gotham LP. As limited partners of Gotham LP, they have no right to vote or dispose of any Shares held by Gotham LP, and therefore do not beneficially own any Shares held by Gotham LP.

(5) Mr. Scully is a limited partner of Apollo. As a limited partner, he has no right to vote or dispose of any Shares held by Apollo, and therefore does not beneficially own any Shares held by Apollo.

(6) Includes 45,200 Shares that Mr. Edelman has the vested right to acquire through the exercise of options.

(7) Includes 53,000 Shares that Mr. Levin has the vested right to acquire through the exercise of options.

(8) Includes 45,200 Shares that Mr. Dee has the vested right to acquire through the exercise of options.

(9) Includes 143,400 Shares which executive officers have the vested right to acquire through the exercise of options.

     The following table sets forth, according to publicly available information on file with the Securities and Exchange Commission (the "Commission") as of the dates indicated in the accompanying footnotes, except as otherwise indicated, information concerning each person known by First Union to be the beneficial owner of more than 5% of the Shares:

                NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP    PERCENT
                -------------------                   --------------------    -------
     Franklin Resources, Inc.                              2,669,732(1)         8.4%
     777 Mariners Island Blvd
     San Mateo, CA 94404

     Charles B. Johnson
     777 Mariners Island Blvd
     San Mateo, CA 94404

     Rupert H. Johnson
     777 Mariners Island Blvd
     San Mateo, CA 94404

     Franklin Mutual Advisors, Inc.
     51 John F. Kennedy Parkway
     Short Hills, NJ 07078

     Franklin Mutual Series Fund, Inc.
     51 John F. Kennedy Parkway
     Short Hills, NJ 07078

     Gotham Partners, L.P.                                 3,047,800(2)        9.71%
     Gotham Partners II, L.P.
     Gotham International Advisors, L.L.C.
     Gotham Partners III, L.P.
     110 East 42nd Street
     New York, NY 10017

     Apollo Real Estate Investment Fund II, L.P.           2,135,987(3)         7.6%
     Apollo Real Estate Advisors II, L.P.
     1301 Avenue of the Americas
     New York, NY 10019

                NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP    PERCENT
                -------------------                   --------------------    -------
     Stephen Feinberg                                      1,602,327(4)         5.7%
     Cerberus Partners L.P.
     Cerberus International Ltd.
     Ultra Cerberus Fund, Ltd.
     Certam Private Funds
     450 Park Avenue, 28th Floor
     New York, NY 10022

     Kennedy Capital Management                            1,584,700(5)         5.0%
     10829 Olive Boulevard
     St. Louis, MO 63141

     Talton R. Embry                                       3,973,600(6)        12.5%
     Magten Asset Management
     35 East 21st Street
     New York, NY 10010

     Snyder Capital Management, L.P.                       2,191,200(7)         7.0%
     Snyder Capital Management, Inc.
     350 California Street
     Suite 1460
     San Francisco, CA 94104

---------------

(1) The information regarding this holder, together with information on the holdings of Franklin Mutual Advisors, Inc. ("FMAI"), Franklin Mutual Series Fund, Inc., Charles B. Johnson and Rupert H. Johnson, was received by First Union from a Schedule 13G filed with the Commission on September 15, 1998. Collectively, the persons reported in such Schedule 13D filing may be deemed to own beneficially an aggregate of 2,669,732 Shares. FMAI has sole voting and dispositive power with respect to such Shares.

(2) The information regarding this holder is as of February 19, 1999 and was obtained from Gotham LP and certain of its affiliates.

(3) The information regarding this holder was received by First Union from a
    Schedule 13D filed with the Commission on October 29, 1998.

(4) The information regarding this holder was received by First Union from a
    Schedule 13D filed with the Commission on February 17, 1998.

(5) The information regarding this holder was received by First Union from a
    Schedule 13G filed with the Commission on February 9, 1999.

(6) The information regarding this holder was received by First Union from a
    Schedule 13G filed with the Commission on March 26, 1999. On March 11, 1999 the Board granted a limited waiver of the restriction contained in the Trust's By-Laws limiting beneficial ownership of Shares to no more than 9.8% of all Shares outstanding, contingent upon compliance with certain conditions.

(7) The information regarding this holder was received by First Union from a
    Schedule 13G filed with the Commission on February 5, 1999.

                             EXECUTIVE COMPENSATION

     The table below sets forth the plan and non-plan compensation awarded, paid or earned for services rendered to First Union during each of the last three years to or by the Chief Executive Officer during 1998 and each of the remaining highest compensated executive officers of the Trust at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                  COMPENSATION AWARDS
                                          ANNUAL COMPENSATION           ----------------------------------------
                                  -----------------------------------     SECURITIES     RESTRICTED
   NAME AND PRINCIPAL                                  OTHER ANNUAL       UNDERLYING       SHARE         LTIP         ALL OTHER
        POSITION           YEAR   SALARY     BONUS    COMPENSATION(1)   OPTIONS/SHARES   AWARDS(2)    PAYOUTS(3)   COMPENSATION(4)
   ------------------      ----   -------   -------   ---------------   --------------   ----------   ----------   ---------------
Daniel P. Friedman         1998   $56,667                                 1,080,000                    $126,414
  President and Chief
  Executive Officer(5)

Anne N. Zahner             1998    33,333                                   360,000                       9,062
  Executive Vice
  President(5)

David Schonberger          1998    33,333                                   360,000
  Executive Vice
  President(5)

Steven M. Edelman          1998   194,167                                                                            $    7,548
  Executive Vice           1997   157,500   $63,450                          20,000      $  385,000                       7,719
  President--Chief         1996   120,000    51,769                          40,000         142,500                       7,469
  Financial Officer(6)

Paul F. Levin              1998   129,000                                                                                 7,548
  Senior Vice President--  1997   122,500    41,125                          20,000         303,750                       7,557
  General Counsel and      1996   115,000    39,808                          40,000         142,500                       6,804
  Secretary

John J. Dee                1998   139,000                                                                                 7,548
  Senior Vice President--  1997   127,333    42,748                          20,000         310,438                       7,719
  Chief Accounting         1996   112,000    38,900                          40,000         142,500                       6,585
  Officer

James C. Mastandrea        1998   138,542                                                                             3,447,976
  Former Chairman,         1997   340,000   228,285       $17,131           225,000       3,471,428                      13,094
  President and Chief      1996   290,000   140,441         5,467           200,000       1,603,125                      12,694
  Executive Officer(7)

---------------

(1) Amounts shown in 1997 and 1996 are the reimbursement of taxes for relocation expenses and taxes for term life insurance premiums.

(2) The 1994 Plan was implemented in 1994. Restricted Shares were awarded as targeted financial goals were met or exceeded, except for restricted Shares awarded upon exercise of stock options as noted below. Restricted Shares are entitled to dividends at the same rate and on the same terms as unrestricted Shares of the same class. Due to the change in the Board's composition that occurred in June 1998, the restrictions were removed from the restricted Shares awarded in prior years. No restricted Shares were held by the individuals listed above as of December 31, 1998.

    To encourage employees to exercise stock options, the 1994 Plan provides for the grant of one restricted Share for every four stock options exercised. The restrictions are removed after four years as long as the individual is an employee of the Trust and has retained the unrestricted Shares received from exercising the original options or upon a change in control. Messrs. Edelman, Levin and Dee received restricted Shares of 14,560, 12,908, and 13,480, respectively, upon exercise of stock options in May 1998. Due to the change in the Board's composition that occurred in June 1998, the restrictions were removed from the restricted Shares.

    The amounts for Restricted Share Awards in the table above were based on the Share closing price on the date the restricted Shares were awarded.

(3) Amounts shown are payments of one-third of the Long-Term Compensation awarded to the executive officers in accordance with their employment contracts. The remaining amount will be paid one-third each on the second and fourth anniversaries of the commencement of their employment.

(4) Amounts shown are composed solely of annual contributions made to a defined contribution pension plan, except the amount for Mr. Mastandrea, which also included term life insurance premiums for 1996 and 1997 and a payment in 1998 upon termination of his employment. The pension plan contribution for each participant is equal to the sum of (i) 3% of the participant's total cash compensation paid for such year up to that year's Social Security taxable wage base, and (ii) 6% of the portion of the participant's cash compensation paid for such year which is in excess of that year's Social Security taxable wage base up to a maximum of $160,000 for 1996, 1997 and 1998. The contributions made by First Union on behalf of the above named individuals are based on salary earned and paid in that year, plus executive incentive compensation paid in that year. The insurance premiums of $5,375 in 1997 and $4,975 in 1996 for Mr. Mastandrea were net of the amount recoverable by First Union upon his termination. The policy provided a death benefit of $2.5 million to Mr. Mastandrea's beneficiary. The amount shown in 1998 for Mr. Mastandrea represents the amount paid to him upon termination of his employment in lieu of the amount due under his employment agreement.

(5) Employment for Messrs. Friedman and Schonberger and Ms. Zahner commenced November 2, 1998. Shareholder approval of the proposed amendments to the 1994 Plan is required to approve the full amount of the stock option grant to Mr. Friedman.

(6) Mr. Edelman served as Interim Chief Executive Officer from May 19, 1998 to November 2, 1998, when Mr. Friedman was appointed President and Chief Executive Officer. Mr. Edelman received no additional compensation in 1998 for serving as Interim Chief Executive Officer.

(7) Mr. Mastandrea's employment was terminated on May 17, 1998.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

     In July 1994, the Trust entered into an employment agreement with Mr. Mastandrea. Mr. Mastandrea's employment was terminated without cause on May 17, 1998. The Trust paid Mr. Mastandrea the sum of $3,447,976 and removed the restrictions on 128,017 Shares in full settlement of all obligations to him under his employment agreement and other restricted shares held by him were forfeited.

     In November 1998, the Trust entered into a four-year employment agreement with Mr. Friedman. The agreement provides that he will be President and Chief Executive Officer of the Trust and that he shall be nominated for election by the Trust to the Board of Trustees and that the Trust shall use its reasonable best efforts to cause him to be elected to the Board of Trustees and its Executive Committee. Under the agreement, Mr. Friedman receives an annual base salary of not less than $340,000, subject to annual review and increase by the Board of Trustees by at least 5% each year, health and welfare benefits and 1,080,000 stock options, as described in the Stock Option table below. Mr. Friedman is also entitled to options to purchase additional Shares equal to 3% of the Shares issued by the Trust in connection with raising an additional $120 million of equity. Such options will have an exercise price equal to the purchase price of the Shares offered for sale. Additionally, the Trust agreed to pay Mr. Friedman long-term compensation as follows: one-third on the commencement of his employment, and one-third on the second and fourth anniversaries of the commencement of his employment.

     The Trust also entered into a four-year employment agreement with Mr. Schonberger and Ms. Zahner in November 1998. Mr. Schonberger and Ms. Zahner are Executive Vice Presidents of the Trust and receive annual base salaries of not less than $200,000 each, subject to annual review and increase by the Board of Trustees by at least 5% each year, health and welfare benefits and 360,000 stock options, as described in the Stock Option table below. Under each of their employment agreements, Ms. Zahner and Mr. Schonberger are also entitled to options to purchase additional Shares equal to 1% of the Shares issued by the Trust in connection with raising an additional $120 million of equity. Such options will have an exercise price equal to the purchase price of the Shares offered for sale. Additionally, the Trust agreed to pay Ms. Zahner long-term compensation as follows: one-third on the commencement of her employment, and one-third on the second and fourth anniversaries of the commencement of her employment.

     Each executive's employment may be terminated at any time; however, if the Trust terminates such executive's employment without cause, or if he or she terminates his or her employment for good reason or in the event of a "change in control," the Trust is required to: (1) continue to pay his or her accrued but unpaid base salary and earned but unpaid bonuses and incentive compensation, (2) provide benefits for a period of two years, and (3) pay a lump sum equal to three times base salary, if the executive is terminated prior to 18 months from the commencement of his or her term, or a lump sum equal to two and a half times base salary, if the executive is terminated after 18 months from the commencement of his or her term.

     For purposes of the employment agreements, a "change in control" occurs if any of the following events occur:

          (A) an acquisition (other than directly from the Trust or any subsidiary, an employment benefit plan (in a trust forming a part thereof) maintained by the Trust or any subsidiary of the Trust, or any person in connection with such acquisition) of any voting securities of the Trust (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) by any person (other than Gotham LP, Apollo or any affiliate of Gotham LP or Apollo) immediately after which such person has beneficial ownership of 30% percent or more of the combined voting power of the Trust's then outstanding voting securities.

          (B) Six (6) of the ten (10) individuals who were appointed to the Board of Trustees after April 1, 1998 cease for any reason to be members of the Board; provided, however, that if the election, or nomination for election by the Trust's shareholders, of any new trustee was approved by Mr. Friedman, such new trustee shall, for purposes of the employment agreement, be considered as a member of the Board of Trustees who was appointed after April 1, 1998.

          (C) A merger, consolidation or reorganization involving the Trust, unless

             (1) the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization more than 70% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

             (2) the individuals who were members of the Board of Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving entity or an entity beneficially owning, directly or indirectly, a majority of the voting securities of the surviving entity, and

             (3) no person (other than the Trust, any subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust, the surviving entity or any subsidiary, or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 30% or more of the then outstanding voting securities) owns, directly or indirectly, 30% or more of the combined voting power of the surviving entity's then outstanding voting securities.

          (D) A complete liquidation or dissolution of the Trust.

          (E) The Trust makes aggregate cash or non-cash distributions to its shareholders of the proceeds from the sales of assets equal to or greater than $4.00 per Share and immediately following such distribution the "Net Asset Value" of the Trust is less than $150 million. "Net Asset Value" shall be the fair market value of all of the Trust's assets (as determined by mutual agreement of the executive and the Trust or, if the parties cannot agree, by an arbitrator in accordance with the employment agreements) less all Trust liabilities.

     Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any person acquired beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Trust which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Trust, and after such Share acquisition by the Trust, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a change in control shall occur.

CHANGE IN CONTROL AGREEMENTS

     On February 17, 1998, the Trust entered into agreements (each, a "Change in Control Agreement") with Messrs. Edelman, Levin and Dee (each, an "executive officer"). Each Change in Control Agreement provides that in the event such executive officer's employment with the Trust is terminated within two years following "a change in control of the Trust" (as described below) either by the executive officer for good reason or by the Trust without cause, such executive officer will be entitled to receive, among other things, (i) his base salary and other benefits earned or accrued, (ii) an amount equal to two times such person's base salary and any additional compensation payable under such person's employment agreement, and (iii) cash for such unvested portion of such person's interest in any of the Trust's pension plans. In addition, if any payment or distribution (including payments under each Change in Control Agreement, any stock option agreement or otherwise) to an executive officer is determined to be an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), such executive officer would be entitled to receive an additional tax-neutral payment to compensate such executive officer for any excise tax imposed on such payment or distribution.

     For purposes of the Change in Control Agreements, "a change in control of the Trust" occurs if (a) any person (other than the Trust, any subsidiary of the Trust, any employee benefit plan or employee share ownership plan of the Trust, or any person organized, appointed, or established by the Trust or any subsidiary of the Trust for or pursuant to the terms of any such plan), alone or together with any of its affiliates or associates, becomes the beneficial owner of 25% or more of the Shares then outstanding, (b) at any time during a period of 24 consecutive months, individuals who were Trustees at the beginning of the period no longer constitute a majority of the members of the Board of Trustees unless the election, or the nomination for election by the Trust's beneficiaries, of each Trustee who was not a Trustee at the beginning of the period is approved by at least a majority of the Trustees who are in office at the time of the election or nomination and were Trustees at the beginning of the period and (c) a record date is established for determining beneficiaries of the Trust entitled to vote upon (i) a merger or consolidation of the Trust with another business trust, REIT, partnership, corporation, or other entity in which the Trust is not the surviving or continuing entity or in which all or part of the outstanding Shares are to be converted into or exchanged for cash, securities or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Trust, or (iii) the dissolution of the Trust. Subsequent to the election of nine new Trustees at the May 19, 1998 Special Meeting of Beneficiaries, but prior to the time the new Trustees took office on June 3, 1998, the Board of Trustees determined that a "change in control" had occurred for purposes of the Change in Control Agreements.

                                 OPTION GRANTS
                              IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                                 ------------------------------------------------      ANNUAL RATES OF
                                 NUMBER OF    % OF TOTAL                                 SHARE PRICE
                                   SHARES      OPTIONS                                  APPRECIATION
                                 UNDERLYING   GRANTED TO   EXERCISE                    FOR 10 YEARS(2)
                                  OPTIONS     EMPLOYEES      PRICE     EXPIRATION   ---------------------
             NAME                GRANTED(1)    IN 1998     PER SHARE      DATE         5%          10%
             ----                ----------   ----------   ---------   ----------   ---------   ---------
Daniel P. Friedman.............   540,000         30%        $6.50     11/02/2008         --          --
                                  540,000         30%         8.50     11/02/2008         --          --
Anne N. Zahner.................   180,000         10%         6.50     11/02/2008         --          --
                                  180,000         10%         8.50     11/02/2008         --          --
David Schonberger..............   180,000         10%         6.50     11/02/2008         --          --
                                  180,000         10%         8.50     11/02/2008         --          --
Steven M. Edelman..............
Paul F. Levin..................
John J. Dee....................
James C. Mastandrea............

---------------

(1) The options for Messrs. Friedman and Schonberger and Ms. Zahner were granted under the 1994 Plan in the form of Incentive Stock Options to the maximum extent permitted by Section 422 of the Code and Nonstatutory Stock Options. Options on 50% of the Shares have an exercise price of $6.50 per Share and the remaining 50% have an exercise price of $8.50 per Share. The options have a cost of capital feature, which provides that the exercise price will increase by 10% per annum, and they will decrease by the amount of per annum per Share dividends or other distributions to shareholders; however, the increase in the exercise price will not begin until May 2, 2000. The options become exercisable ratably over four years and expire after 10 years.

(2) The potential realizable value cannot be calculated because the amount of dividends or other distributions to shareholders which decreases the option prices on a per Share basis are not determinable over the 10-year option life.

             AGGREGATED SHARE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF
                                                       SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           SHARES                     AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                          ACQUIRED      VALUE     ---------------------------   ---------------------------
         NAME            ON EXERCISE   REALIZED   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
         ----            -----------   --------   -------------   -----------   -------------   -----------
Daniel P. Friedman.....                             1,080,000
Anne N. Zahner.........                               360,000
David Schonberger......                               360,000
Steven M. Edelman......    58,240      $137,881                     45,200
Paul F. Levin..........    51,950       134,651                     53,000
John J. Dee............    55,240       129,256                     45,200
James C. Mastandrea....

---------------

(1) No options were "in-the-money" at December 31, 1998.

               BOARD OF TRUSTEES REPORT ON EXECUTIVE COMPENSATION

CURRENT APPROACH TO EXECUTIVE COMPENSATION

     On June 3, 1998, the Board of Trustees voted unanimously to dissolve the Prior Compensation Committee. At such time, the Board of Trustees itself assumed the responsibility for the hiring and compensation of the Trust's executives until February 9, 1999, when the Board formed the Current Compensation Committee.

     The Board's policy with respect to the compensation of executive officers is to pay cash and other compensation to attract and retain high quality executive officers. The compensation packages provided to the Chief Executive Officer and President and the Executive Vice Presidents were the outcome of negotiations between the Trust and the individuals involved. Additionally, the Board and the Current Compensation Committee have honored the commitments made by the Prior Compensation Committee.

     The Board's policy is that a substantial portion of an executive officer's compensation is to be incentive based; however, the Board believes that option compensation is generally only appropriate for those employees who can materially impact the value of the entire company. Otherwise, the Board intends to compensate executives with cash bonuses based on an executive officer's performance in his or her particular area of responsibility.

     The Trust has granted the three new members of management options at strike prices significantly above market, each with a cost of capital feature. The strike prices of the options granted will increase by 10% per annum and they will decrease by the amount of any dividends or distributions made to shareholders; however, the increase in the strike prices will not begin until May 2, 2000. The Current Compensation Committee presently intends that options granted in the future to executive officers will generally have similar cost of capital features. As a result of the increasing strike prices of the options granted and the fact that the options' initial strike price is significantly above market, the options will only have significant value in the event the stock price and/or dividends to shareholders increase substantially from current levels.

     To the extent consistent with the general business goals of the Trust and its other compensation policies, the Board and the Current Compensation Committee structure annual bonus and long-term incentive awards with the intention that compensation deductions attributable thereto would not be limited by Section 162(m) of the Code.

COMPENSATION OF CURRENT CHIEF EXECUTIVE OFFICER

     During the last two months of 1998, Mr. Friedman served as Chief Executive Officer and President pursuant to an employment agreement. See "Employment Agreements" for further information. For the period of his employment in 1998, he received a base salary at the rate of $340,000 per annum and options to purchase 1,080,000 Shares, which become exercisable ratably over four years and expire after 10 years. The Board believes that such compensation is competitive with the market and necessary to attract and retain the caliber of executive talent capable of leading a successful REIT.

APPROACH OF PRIOR COMPENSATION COMMITTEE

     From January 1, 1998 to June 3, 1998, Messrs. William E. Conway, Daniel G. DeVos and Herman J. Russell, members of the Trust's Board of Trustees prior to the change in the Board's composition, served as members of the Prior Compensation Committee. During this time, the Prior Compensation Committee was responsible for making recommendations to the Board with respect to (i) the compensation of all officers with annual salaries of $75,000 or more, and (ii) awards to employees under the 1994 Plan, and the Board of Trustees acted on the basis of these recommendations.

     The following information is based upon the Management, Organization and Compensation Committee Report on Executive Compensation included in the Trust's 1998 Proxy Statement.

     The Prior Compensation Committee viewed compensation as consisting of four principal elements: base salaries, annual cash/stock bonus awards, stock options and restricted stock. In its recommendations regarding base salaries, the Prior Compensation Committee examined base compensation of executive officers at other real estate investment trusts in similar product types and/or with comparable market capitalization. Base salary amounts were determined without direct reference to corporate performance. The Trust's annual cash/stock bonus awards were intended to be the method for compensating executive officers for achieving performance goals for a particular fiscal year. With respect to stock options, the primary goal was to link beneficiary and employee interests by providing a way for both to gain from appreciation in the market price of Shares over time. Restricted stock awards were designed to encourage senior executives to think and act like owners and, as a result, to promote the long term growth and performance of the Trust and increase the market price of the Shares. For more information regarding the decisions made by the Prior Compensation Committee, see "Executive Compensation" above.

COMPENSATION OF PRIOR CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF EXECUTIVE
OFFICER

     During the first four and a half months of 1998, Mr. Mastandrea served as Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President and Chief Executive Officer of the Trust. On May 17, 1998, a then existing Special Committee of the Board of Trustees terminated the employment of Mr. Mastandrea. For the period of his employment in 1998, he received a base salary at the rate of $385,000 per annum, an annual bonus of $228,285 that was earned in 1997, options to purchase 225,000 Shares and restricted stock of 228,390 Shares. In addition, Mr. Mastandrea received a severance payment of $3,447,976 upon termination of his employment. See the table entitled "Summary Compensation Table."

     The Prior Compensation Committee believed that the compensation payable to Mr. Mastandrea under his employment agreement was consistent with its general approach to executive compensation, which is described above, with his position and responsibilities with the Trust, with his individual performance during 1997, and with commitments made to him when he was hired by the Trust in July 1993.

     From June 1998 until November 1998, Mr. Edelman served as Interim Chief Executive Officer of the Trust. Mr. Edelman has been Chief Financial Officer and Executive Vice President since February 1997. Mr. Edelman received no additional compensation in 1998 for serving as Interim Chief Executive Officer.

SUBMITTED BY THE BOARD OF TRUSTEES:(1)

  William A. Ackman                   Russell R. Gifford
  Daniel J. Altobello                 David S. Klafter
  David P. Berkowitz                  William A. Scully
  William E. Conway                   Daniel Shuchman
  Allen H. Ford                       Stephen S. Snider
  Stephen J. Garchik                  Mary Ann Tighe
                                      James A. Williams

---------------

(1) Daniel P. Friedman did not participate in determining the Trust's compensation policy because the Board has a policy that Trustees whose compensation as an employee is at issue are not included in the Board's discussion of, or voting on, such compensation.

                               PERFORMANCE GRAPH

     The performance graph assumes $100 invested on December 31, 1993 in Shares, All REITs and the NYSE Composite Index, with dividends reinvested when paid and share prices as of the last day of each calendar year. The total return for all REITs was compiled by NAREIT.

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                    [GRAPH]

                        1993    1994    1995    1996    1997    1998
                        ----    ----    ----    ----    ----    ----
First Union             $100     $73     $82    $153    $206     $74
All REITs                100     101     119     162     192     156
NYSE Composite Index     100     100     134     163     217     257

                               PROPOSAL NUMBER 2

          AMENDMENTS TO THE 1994 LONG TERM INCENTIVE PERFORMANCE PLAN

INTRODUCTION

     The Board is seeking beneficiary approval of certain amendments to the 1994 Plan. On March 11, 1999, the Board approved the proposed amendments to the 1994 Plan (which is referred to herein, in its amended and restated form, as the "1999 Plan"), which are described below, subject to approval by the Trust's beneficiaries. The purposes of the amendments are to (i) allow for certain grants that were made in November 1998, (ii) limit awards generally only to those employees who can materially impact the value of the entire Trust, (iii) limit the type of awards which may be granted to such employees to stock options and stock appreciation rights, and (iv) increase the number of Shares available for grant and which may be made in the future to such employees.

1994 LONG TERM INCENTIVE PERFORMANCE PLAN

     The 1994 Plan provides for the grant of stock options, restricted stock, stock appreciation rights, stock equivalent units, cash awards, and other stock or performance-based incentives. These awards are payable in cash or Shares, or any combination thereof, as established by the Current Compensation Committee.

     Under the 1994 Plan, the maximum number of Shares that may be subject to awards is 1,629,785, plus 9% of the number of Shares issued by the Trust (other than Shares issued under the 1994 Plan) during the term of the 1994 Plan (the "Current Plan Maximum"), and the maximum number of Shares that may be subject to awards granted to any particular participant is 905,434, plus 5% of the number of Shares issued by the Trust during the term of the 1994 Plan (other than Shares issued under the 1994 Plan (the "Per Person Plan Maximum")). The maximum number of Shares that may be subject to awards granted in any given fiscal year is 3% of the number of Shares outstanding at the beginning of that year (the "Per Year Plan Maximum"), and the maximum number of Shares that may be subject to awards granted to any particular Participant in any given year is 1.67% of the number of Shares outstanding at the beginning of that year (the "Per Year Person Maximum"). The maximum number of Shares that may be issued upon exercise of incentive stock options is 1,629,785.

1999 AMENDED AND RESTATED LONG TERM INCENTIVE PERFORMANCE PLAN

     The 1999 Plan is an amendment and restatement of the 1994 Plan. On March 11, 1999, the Board approved the 1999 Plan, subject to approval by the Trust's beneficiaries. Set forth below is a description of the material features of the 1999 Plan. The 1999 Plan is attached as Exhibit A to this Proxy Statement and reference is made to Exhibit A for a complete statement of its terms and provisions.

     The 1999 Plan is intended to encourage the Trust's managers to think and act as owners and, as a result, to foster and promote the long term growth and performance of the Trust and increase the market price of its Shares. The 1999 Plan is also intended to provide the Trust with flexibility to attract and retain personnel. To achieve these purposes, the Plan gives authority to a committee of non-employee Trustees (the "1999 Plan Committee") to grant stock options and stock appreciation rights.

     As discussed above in "Employment Agreements," the Board has approved grants to Mr. Friedman, Ms. Zahner and Mr. Schonberger of options to purchase 1,080,000, 360,000 and 360,000 Shares, respectively, and approved options to purchase additional Shares equal to 3%, 1% and 1%, respectively, of the Shares issued by the Trust in connection with raising an additional $120 million of equity. If the 1999 Plan is not approved by June 30, 1999, each of Mr. Friedman, Ms. Zahner and Mr. Schonberger may terminate his or her employment for "good reason" in accordance with his or her employment agreement. Shareholder approval of the 1999 Plan, as discussed below, is required to approve the full amount of the option grant made to Mr. Friedman in November 1998. See "Employment Agreements" for further information.

     The 1999 Plan Committee will have the authority to select the employees to receive awards, determine the number and type of awards to be granted, determine the terms, conditions, and restrictions applicable to the awards, determine how the exercise price is to be paid, and establish rules governing the 1999 Plan. Generally only employees of the Trust or any of its affiliates who have responsibilities that affect the performance of the entire Trust, and the market price of its Shares, over the long term will be eligible to participate in the 1999 Plan. The number of employees currently eligible to participate in the 1999 Plan is approximately ten. The closing price of a Share on April 15, 1999 was $4.0625.

     The Current Plan Maximum is 2,833,876 Shares and there are 270,485 Shares remaining under the 1994 Plan that may become subject to awards, after taking into account the options to purchase 1,800,000 Shares in the aggregate granted in November 1998 to Messrs. Friedman and Schonberger and Ms. Zahner. The Board, under the 1999 Plan, increased the Current Plan Maximum by 1,357,037 Shares to 4,190,913 to enable the Trust to grant to Messrs. Friedman and Schonberger and Ms. Zahner options to purchase in the aggregate 627,522 Shares in connection with the Trust's contemplated rights offering and to grant to present and future employees options to purchase up to an additional 1,000,000 Shares. Under the 1999 Plan, the Current Plan Maximum would be fixed at 4,190,913 Shares and would not be increased (as would be the case under the 1994 Plan) as a result of new Shares issued by the Trust during the term of the 1999 Plan. In addition, under the 1999 Plan, the Per Person Plan Maximum and Per Year Plan Maximum would be eliminated and the Per Year Person Maximum would be increased to 1,080,000 Shares, the number of Shares subject to options granted to Mr. Friedman in 1998.

     Unlike the 1994 Plan, which provides for the grant of stock options, restricted stock, stock appreciation rights, stock equivalent units, cash awards, and other stock or performance-based incentives, the 1999 Plan will only provide for grants of stock options and stock appreciation rights. The stock appreciation rights will give an employee the right to receive a payment equal in value to all or a portion of the appreciation of a fixed number of Shares over a specified period of time. The period of time over which the appreciation is measured is within the discretion of the 1999 Plan Committee.

     The 1999 Plan Committee may permit participants to pay the exercise price of a stock option (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the 1999 Plan Committee. The 1999 Plan Committee may permit participants to pay the exercise price of an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of an award. The 1999 Plan Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 1999 Plan.

     Prior to the payment of an award, the Trust may withhold, or require a participant to remit to the Trust, an amount sufficient to pay any federal, state, and local taxes associated with the award. The 1999 Plan Committee may permit participants to pay the taxes associated with an award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods. The 1999 Plan Committee may permit a participant to pay the taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of an Award.

     The Board of Trustees may amend or suspend the 1999 Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve (i) the exemption for awards provided by Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) the deductibility of compensation associated with the award for federal income tax purposes under Section 162(m) of the Code. The 1999 Plan will become effective on the date it is adopted by the Trust, subject to approval by the Trust's shareholders, and will remain in effect until December 31, 2009. The 1999 Plan Committee may waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

     The 1999 Plan Committee shall, in its sole discretion, determine in the event of a change in control (as described below) of the Trust whether all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the change in control. A "change in control" for purposes of the 1999 Plan is the same as a change in control for purposes of the employment agreements between the Trust and each of Mr. Friedman, Mr. Schonberger and Ms. Zahner. See "Employment Agreements" for further information on what constitutes a "change in control" for purposes of the 1999 Plan.

     The benefits or amounts that will be received by certain named executive officers, executive officers as a group, and non-executive officers as a group, as a result of the amendments, are not presently determinable because the recipients of awards under the 1999 Plan will be determined by the 1999 Plan Committee; provided, however, that shareholder approval of the 1999 Plan is required in order for Mr. Friedman to receive the full amount of the option grants made to him in November 1998.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 1999 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant in the 1999 Plan will not recognize any taxable income upon the grant of a stock option or stock appreciation right and First Union will not be entitled to a tax deduction with respect to such grant. Upon exercise of a stock option, the excess of the fair market value of the Shares purchased on the exercise date over the purchase price paid for such Shares will be taxable as compensation income to the participant. Upon exercise of a share appreciation right, the amount of cash or fair market value of the Shares paid to the participant will be taxable as compensation income. Subject to the option or share appreciation right holder including such excess amount or payment, as applicable, in income, or First Union satisfying applicable income tax reporting requirements, First Union should, subject to Section 162 of the Code, be entitled to a tax deduction in the amount of such compensation income. The participant's tax basis in the Shares received pursuant to the exercise of a stock option or stock appreciation right will equal the sum of the compensation income recognized upon exercise and, in the case of options, the purchase price paid for the Shares. In the event of a sale of the Shares received upon the exercise of a stock option or stock appreciation right, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the Shares were held for more than 12 months after exercise.

     The Board of Trustees Recommends a vote FOR the proposal to amend the 1994 Long Term Incentive Performance Plan.

                               PROPOSAL NUMBER 3

                      1999 SHARE OPTION PLAN FOR TRUSTEES

INTRODUCTION

     The Board is seeking beneficiary approval of the Trustees Share Option Plan. The material features of the Trustees Share Option Plan are described below, but the following description is subject to, and qualified in its entirety by, the full text of the Trustees Share Option Plan, which is attached as Exhibit B. The Board approved, in principle, the Trustees Share Option Plan on February 9, 1999 and, on March 11, 1999, the Board approved the form of the Trustees Share Option Plan, subject to approval by First Union's beneficiaries.

DESCRIPTION OF 1999 SHARE OPTION PLAN FOR TRUSTEES

PURPOSE

     The Board adopted the Trustees Share Option Plan to provide compensation in the form of Shares and options to acquire Shares ("Options") to the members of the Board who are not employees of First Union and who are not affiliated with Apollo or Gotham LP (each an "Outside Trustee" and collectively the "Outside Trustees"). Currently, there are eight Outside Trustees. The purpose of the Trustees Share Option Plan is to encourage certain Trustees to think and act as owners by aligning the financial interests of those individuals with those of the beneficiaries of the Trust and to enhance the Trust's ability to attract and retain well qualified individuals to serve as Trustees.

ADMINISTRATION

     The Trustees Share Option Plan is to be administered by the Board. The Board has the authority to interpret the Trustees Share Option Plan and may, at any time, adopt such rules and regulations for the Trustees Share Option Plan as it deems advisable.

SHARES AVAILABLE FOR ISSUANCE

     The total number of Shares which may be issued under the Trustees Share Option Plan is 500,000. As of March 11, 1999, the Shares had an aggregate market value of $2,031,250 (based on the closing price of the Shares on the New York Stock Exchange on that date). In the event of a "change in capitalization," the Board may adjust the maximum number and class of securities which may be granted under the Trustees Share Option Plan in the aggregate, and the number, class and purchase price of securities covered by outstanding Options.

INITIAL SHARE AWARD

     Each Outside Trustee serving on the Board on the day following the Annual Meeting will be granted a number of Shares on that date equal to the lesser of
(i) 2,500 Shares and (ii) a number of Shares having a fair market value (determined as of the close of business on the day of the Annual Meeting) equal to $12,500 (the "Share Award"). Each Share Award will become vested and non-forfeitable on the day immediately prior to the date of First Union's annual meeting in the year 2000 if the Outside Trustee to whom the Share Award was granted is then still a member of the Board. Notwithstanding the foregoing, an Outside Trustee's Share Award will immediately become vested and non-forfeitable in the event that the Trustee's Board membership is terminated because of his death or "disability" or upon a "change in control." See "Employment Agreements" for further information on what constitutes a "change in control." The Trustees Share Option Plan does not provide for any grants of Share Awards other than the grants of Share Awards that shall occur on the day following the Annual Meeting.

ANNUAL OPTION GRANT

     On the first business day following each annual meeting of First Union, commencing with the annual meeting occurring in the year 2000, each Eligible Outside Trustee (as defined below) will be granted an Option to purchase a number of Shares equal to four times the number of Shares that the Eligible Outside Trustee purchased during the period of time between that annual meeting and the immediately preceding annual meeting. Notwithstanding the foregoing, for purposes of determining the number of Shares subject to the Option, purchases of Shares during the period of time between that annual meeting and the immediately preceding annual meeting in excess of $25,000 will not be taken into account. For purposes of the Trustees Share Option Plan, an "Eligible Outside Trustee" is an Outside Trustee who (i) on the date of the grant of an Option was not elected to membership on the Board of Trustees for the first time at the then most recent annual meeting of Beneficiaries of First Union and (ii) has satisfied the Minimum Purchase Requirement (as defined below). Options granted under the Trustees Share Option Plan will be nonqualified stock options.

     For each period of time between annual meetings of beneficiaries that an individual serves as an Outside Trustee, such individual is required to purchase on the open market and become the beneficial owner of Shares having an aggregate purchase price of not less than $5,000 (the "Minimum Purchase Requirement"). Notwithstanding the foregoing, an Outside Trustee will be deemed to have satisfied the Minimum Purchase Requirement for any such period if the average purchase price per period of the Outside Trustee's Share purchases for all periods during which the individual has served as an Outside Trustee is not less than $5,000. All purchases of Shares by Outside Trustees will be in accordance with First Union's policies regarding the purchase and sale of securities by insiders.

OPTION PRICE

     The purchase price per Share (the "Initial A Share Purchase Price") for 50% of the Shares (the "A Shares") covered by an Option will initially be the greater of (i) the fair market value of a Share on the date of grant of the Option and (ii) an amount (not less than zero) equal to (A) $6.50, which amount will, for Options granted after May 2, 2000, be increased at an annual rate of 10% for the period between May 2, 2000 and the date of grant of the Option minus
(B) all dividends and other distributions declared per Share for the period between November 2, 1998 and the date of grant of the Option.

     The purchase price per Share (the "Initial B Share Purchase Price") for the other 50% of the Shares (the "B Shares") covered by an Option will initially be the greater of (i) the fair market value of a Share on the date of grant of the Option and (ii) an amount (not less than zero) equal to (A) $8.50, which amount will, for Options granted after May 2, 2000, be increased at an annual rate of 10% for the period between May 2, 2000 and the date of grant of the Option minus
(B) all dividends and other distributions declared per Share for the period between November 2, 1998 and the date of grant of the Option.

     On each November 2 following the date of grant of an Option commencing November 2, 2000, the purchase price per Share for all A Shares then covered by the Option will be adjusted to an amount (not less than zero) equal to (i) the Initial A Share Purchase Price, as adjusted from time to time in accordance herewith, increased at an annual rate of 10% for the period between the date of the most recent prior such adjustment (or if there shall then have been no prior such adjustment, the date of grant of the Option) and the date of the adjustment minus (ii) all dividends and other distributions declared per Share for the period between the date of the most recent prior such adjustment (or if there shall then have been no prior such adjustment, the date of grant of the Option) and the date of the adjustment.

     On each November 2 following the date of grant of an Option commencing November 2, 2000, the purchase price per Share for all B Shares then covered by the Option will be adjusted to an amount (not less than zero) equal to (i) the Initial B Share Purchase Price, as adjusted from time to time in accordance herewith, increased at an annual rate of 10% for the period between the date of the most recent prior such adjustment (or if there shall then have been no prior such adjustment, the date of grant of the Option) and the date of the adjustment minus (ii) all dividends and other distributions declared per Share for the period between the date of the most recent prior such adjustment (or if there shall then have been no prior such adjustment, the date of grant of the Option) and the date of the adjustment.

     In the event that all or any portion of an Option is exercised on any day other than November 2, the purchase price for each Share covered by the Option then being purchased will be appropriately adjusted consistent with the manner set forth above.

     Payment of the purchase price for Shares covered by the Option may be made, at the discretion of the Board, (i) in cash, (ii) by transferring Shares to First Union or (iii) by a combination of the foregoing. In addition, Options may be exercised through a registered broker-dealer pursuant to the cashless exercise procedures as are, from time to time, deemed acceptable by the Board.

VESTING

     Each Option will become 100% vested and exercisable on the day immediately preceding the annual meeting next occurring after the date of grant, but only if the applicable Option holder is then a member of the Board. Notwithstanding the foregoing, an Option will immediately become 100% vested and exercisable in the event that the Option holder's membership on the Board is terminated as a result of the Option holder's death or disability or upon a change in control of First Union. In addition, the Board reserves the authority to accelerate the exercise date of any Option at any time.

TERM

     Each Option shall have a term of five years following the date of grant. Notwithstanding the foregoing, in the event that an Option holder's membership on the Board is terminated (i) for any reason other than cause or the Option holder's death, all Options then held by the Option holder will terminate on the 90th day following the date of termination, (ii) as a result of the Option holder's death, all Options then held by the Option holder shall terminate on the 12-month anniversary of the Option holder's death or (iii) for cause, all Options then held by the Option holder will immediately be forfeited. Notwithstanding the foregoing, in the event that an Option holder dies within 90 days of a termination of the Option holder's membership on the Board for any reason other than cause, all Options then held by the Option holder shall terminate on the 12-month anniversary of the Option holder's death.

TRANSFERABILITY

     Options are not transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, the Board may provide, at the time of grant of an Option or at any time thereafter, that the Option may be transferred to members of the Option holder's immediate family, to trusts solely for the benefit of immediate family members and to partnerships in which immediate family members and/or trusts are the only partners.

AMENDMENT AND TERMINATION

     The Trustees Share Option Plan will terminate on the day preceding the tenth anniversary of the date of its adoption by the Board.

     The Board may at any time and from time to time suspend, amend, modify or terminate the Trustees Share Option Plan; provided, however, that, to the extent necessary under any applicable law, regulation or exchange requirement, no change will be effective without the approval of First Union's beneficiaries. In addition, no change may impair any rights or obligations under any Options or Share Awards previously granted, except with the written consent of the applicable Option or Share Award holder.

NEW PLAN BENEFITS

     First Union cannot currently determine the number of Share Awards or the number of Shares that may be covered by Options granted in the future to Outside Trustees under the Trustees Share Option Plan because the number of Share Awards is dependent upon the fair market value of a Share at a future date and the number of Shares that may be covered by Options is dependent upon the number and purchase price of Shares purchased on the open market by each Outside Trustee.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Options awarded under the Trustees Share Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. An Option holder will not recognize any taxable income upon the grant of an Option and First Union will not be entitled to a tax deduction as a result of the grant of the Option. Upon exercise of an Option, the excess of the fair market value of the Shares purchased on the exercise date over the purchase price paid for the Shares will be taxable as compensation income to the Option holder. Subject to the Option holder including the excess amount in income, or First Union satisfying applicable income tax reporting requirements, First Union should, subject to
Section 162 of the Code, be entitled to a tax deduction in the amount of the compensation income. The Option holder's tax basis in the Shares received upon exercise of an Option will equal the sum of the compensation income recognized upon exercise and the purchase price paid for the Shares. In the event of a sale of the Shares received upon the exercise of an Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the Shares were held for more than 12 months after exercise.

     The Board of Trustees recommends a vote FOR the proposal to adopt the 1999 Share Option Plan for Trustees.

                             SELECTION OF AUDITORS

     First Union has not yet selected its independent public accountants for its fiscal year ending December 31, 1999. This selection will be made later in the year by First Union's Board of Trustees, based upon the recommendations of the Audit Committee. Arthur Andersen LLP has been First Union's auditors since the founding of the Trust in 1961. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate beneficiary questions.

                       COST OF PROXIES AND SOLICITATIONS

     First Union will bear the cost of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials. First Union has engaged Corporate Investor Communications, Inc. ("CIC") to assist in the search for beneficiaries and distribution of proxies, at a fee of $1,100 plus reimbursement of its out-of-pocket expenses. First Union will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such materials to, and obtaining the proxies from, beneficiaries for whose account they hold registered title to Shares of First Union. In addition to use of the mail, proxies may be solicited personally, by telephone or otherwise, by Trustees, officers and regular employees of First Union without receiving additional compensation, as well as by employees of CIC. First Union will pay the expense of such solicitation.

                            FORM 10-K ANNUAL REPORT

     A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIARIES UPON WRITTEN REQUEST DIRECTED TO JEANNE GIBSON, DIRECTOR OF INVESTOR RELATIONS, FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, 55 PUBLIC SQUARE, SUITE 1900, CLEVELAND, OHIO 44113-1937.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's trustees and executive officers, and persons who own beneficially more than 10% of the Shares of the Trust, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Trust pursuant to Section 16(a). Based solely on the reports received by the Trust and on written representations from reporting persons, the Trust believes that the trustees, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended December 31, 1998.

                             BENEFICIARY PROPOSALS

     Any beneficiary proposals intended to be presented at the 2000 Annual Meeting of Beneficiaries must be received by First Union for inclusion in First Union's proxy statement and form of proxy relating to that meeting on or before November 13, 1999. In addition, under First Union's By-laws, beneficiaries must comply with specified procedures to nominate trustees or introduce an item of business at the Annual Meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by First Union generally not less than 120 days in advance of an annual meeting. To be in proper written form, a shareholder's notice must contain the specific information required by First Union's By-laws. A copy of First Union's By-laws which describes the advance notice procedures can be obtained from the Secretary of First Union. Any such proposals should be sent to the following address:
First Union Real Estate Equity and Mortgage Investments, Suite 1900, 55 Public Square, Cleveland, Ohio 44113-1937, Attention: Daniel P. Friedman, President and Chief Executive Officer.

                                          FIRST UNION REAL ESTATE EQUITY
                                            AND MORTGAGE INVESTMENTS

                                          WILLIAM A. ACKMAN
                                            Chairman of the Board of Trustees
April 19, 1999

                                                                       EXHIBIT A

                         FIRST UNION REAL ESTATE EQUITY
                            AND MORTGAGE INVESTMENTS

         1999 AMENDED AND RESTATED LONG TERM INCENTIVE PERFORMANCE PLAN

1. PURPOSE

     This Plan is an amendment and restatement of the Trust's 1994 Long Term Incentive Performance Plan. This Plan is intended to encourage the Trust's managers to think and act as owners and, as a result, to foster and promote the long term growth and performance of the Trust and increase the market price of its Shares. The Plan is also intended to provide the Trust with flexibility to attract and retain personnel. To achieve these purposes, this Plan provides authority to grant stock options and stock appreciation rights.

2. DEFINITIONS

          (a) "Affiliate and Associate" -- These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.

          (b) "Agreement" -- means the written agreement between the Trust and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

          (c) "Award" -- A grant of Stock Options or Stock Appreciation Rights under this Plan.

          (d) "Board of Trustees" -- The Board of Trustees of the Trust.

          (e) "Change in Control" -- A "Change in Control" shall mean:

             (i) An acquisition (other than directly from the Trust) of any voting securities of the Trust (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) (the "Voting Securities") by any "person", "entity" or "group of affiliated persons" (as such terms are used for purposes of Section 13(d) or 14(d) (collectively, "Persons") of the Exchange Act (other than Gotham Partners, L.P. ("Gotham"), Apollo Real Estate Advisors, L.P. ("Apollo") or any affiliate of Gotham or Apollo or entity in which Gotham or Apollo owns at least a 50% interest (collectively, the "Gotham/Apollo Entities")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act and irrespective of any vesting or waiting periods) of thirty (30%) percent or more of the combined voting power of the Trust's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Trust or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Trust (a "Subsidiary"), (2) the Trust or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

             (ii) Six (6) of the ten (10) individuals who were appointed to the Board of Trustees after April 1, 1998 (the "Incumbent Board of Trustees") cease for any reason to be members of the Board of Trustees; provided, however, that if the election, or nomination for election by the Trust's shareholders, of any new trustee was approved by the Chairman of the Board, such new trustee shall, for purposes of this Agreement, be considered as a member of the Incumbent Board of Trustees.

             (iii) A merger, consolidation or reorganization involving the Trust, unless

          (1) the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than seventy (70%) percent of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

          (2) the individuals who were members of the Incumbent Board of Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of Trustees of the Surviving Entity or an entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Entity, and

          (3) no Person (other than the Trust, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust, the Surviving Entity or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30% or more of the then outstanding Voting Securities) owns, directly or indirectly, 30% or more of the combined voting power of the Surviving Entity's then outstanding voting securities.

     A transaction described in clauses (1) through (3) shall herein be referred to as a "Non-Control Transaction".

             (iv) A complete liquidation or dissolution of the Trust.

             (v) The Trust makes aggregate cash or non-cash distributions to its shareholders of the proceeds from the sales of assets equal to or greater than $4.00 per Share and immediately following such distribution the "Net Asset Value" of the Trust is less than $150 million. "Net Asset Value" shall be the fair market value of all of the Trust's assets (as determined by the Board of Trustees or the Committee) less all Trust liabilities.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Trust which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Trust, and after such share acquisition by the Trust, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          (f) "Code" -- The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

          (g) "Committee" -- The Compensation Committee of the Board of Trustees, or any other committee of the Board of Trustees that the Board of Trustees authorizes to administer this Plan. The Committee will be constituted in a manner that satisfies all applicable legal requirements, including satisfying the disinterested administration standard set forth in Rule 16b-3 under the Exchange Act and the outside director requirement under Section 162(m) of the Code.

          (h) "Exchange Act" -- Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

          (i) "Fair Market Value" of Shares -- on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

          (j) "Incentive Stock Option" -- A Stock Option that meets the requirements of Section 422 of the Code, or any provision that supersedes or replaces Section 422 of the Code, as amended from time to time.

          (k) "Participant" -- Any person to whom an Award has been granted under this Plan.

          (l) "Pooling Transaction" -- means an acquisition which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

          (m) "Rule 16b-3" -- Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

          (n) "Securities Act" -- Securities Act of 1933, and any law that supersedes or replaces it, as amended from time to time.

          (o) "Shares" -- Shares of beneficial interest, $1.00 par value, of the Trust or any equity security or securities of the Trust that are issued in substitution or exchange therefor in a recapitalization of the Trust.

          (p) "Stock Appreciation Right" -- This term has the meaning given to it in Section 6(b)(i).

          (q) "Stock Option" -- This term has the meaning given to it in Section 6(b)(ii).

          (r) "Trust" -- First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

3. ELIGIBILITY

     Generally only employees of the Trust or any of its Affiliates who, in the judgment of the Committee, have responsibilities that affect the performance of the entire Trust, and the market price of its Shares, over the long term are eligible for the grant of Awards.

4. SHARES AVAILABLE UNDER PLAN; ADJUSTMENT

          (a) Number of Shares. The number of Shares that may be subject to Awards granted under this Plan is subject to the following limitations:

             (i) The maximum number of Shares that may be subject to Awards granted throughout the term of this Plan is 4,190,913.

             (ii) The maximum number of Shares that may be subject to Awards granted in any given fiscal year of the Trust to any particular Participant is 1,080,000.

     The assumption of awards granted by an organization acquired by the Trust or any of its Affiliates, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

     Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than (i) Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right and (ii) Shares subject to an Award that is surrendered in payment of the exercise price of a Stock Option) will again be available for grant under this Plan, without reducing the number of Shares that may be subject to Awards, except to the extent that the availability of those Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

          (b) No Fractional Shares. No fractional Shares will be distributed under this Plan; the Committee will determine the manner in which fractional Shares will be treated.

          (c) Adjustment. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their Fair Market Value at the time of sale, the Committee will adjust the number and class of Shares or other securities that may be issued under this Plan, the number and class of Shares or other securities subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.

5. ADMINISTRATION

          (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to
     (i) select the eligible employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the term, conditions, vesting periods, and restrictions applicable to the Awards,
     (iv) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (v) grant the Awards, (vi) adopt, alter, and repeal administrative rules and practices governing this Plan, (vii) interpret the terms and provisions of this Plan and any Awards granted under this Plan, and (viii) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

          (b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3 under the Exchange Act or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for Federal income tax purposes under Section 162(m) of the Code.

          (c) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

6. AWARDS

          (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each employee and the terms, conditions, vesting periods, and restrictions applicable to each Award. More than one Award may be granted to the same employee. Awards may be granted singly or in combination or tandem with other Awards. The Trust may assume awards granted by an organization acquired by the Trust or may grant Awards in replacement of, or in substitution for, any such awards.

          (b) Types of Awards. The following types of Awards are permitted under this Plan:

             (i) Stock Appreciation Right -- A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Trust, or may be unconditional, as determined by the Committee.

             (ii) Stock Option -- A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code.

7. PAYMENT OF EXERCISE PRICE

     The exercise price of a Stock Option (other than an Incentive Stock Option) may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

8. TAXES ASSOCIATED WITH AWARD

     Prior to the exercise or payment of an Award, the Trust may withhold, or require a Participant to remit to the Trust, an amount sufficient to pay any Federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the

Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of all or part of an Award.

9. TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid as set forth in an Agreement or as subsequently determined by the Committee.

10. TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

     The Committee may cancel any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Trust, engages in any of the following activities:

             (i) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Trust.

             (ii) Discloses to anyone outside of the Trust, or uses for any purpose other than the Trust's business, any confidential information or material relating to the Trust, whether acquired by the Participant during or after employment with the Trust.

     The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

11. CHANGE IN CONTROL

     The Committee shall, in its sole discretion, determine in the event of a Change in Control of the Trust whether Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control.

12. AMENDMENT OR SUSPENSION OF THIS PLAN; AMENDMENT OF OUTSTANDING AWARDS

          (a) Amendment or Suspension of this Plan. The Board of Trustees may amend or suspend this Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve (i) the exemption provided by Rule 16b-3 under the Exchange Act for this Plan and Awards granted under this Plan and (ii) the deductibility of compensation associated with any Award for Federal income tax purposes under Section 162(m) of the Code.

          (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award. The Committee may accelerate the vesting of any Awards.

13. NONASSIGNABILITY

     Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

14. GOVERNING LAW

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

15. RIGHTS OF EMPLOYEES

     Nothing in this Plan will confer upon any Participant the right to continued employment by the Trust or limit in any way the Trust's right to terminate any Participant's employment at will.

16. EFFECTIVE AND TERMINATION DATES

          (a) Effective Date. The Plan will become effective on the date it is adopted by the Board of Trustees subject to approval by holders of a majority of the Shares present in person or by proxy and voting on the Plan within twelve months of the date of such adoption.

          (b) Termination Date. This Plan will continue in effect until December 31, 2009.

17. INTERPRETATION

          (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (b) Unless otherwise expressly stated in the relevant Agreement, each Stock Option and Stock Appreciation Right granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to Awards to fail to qualify as performance-based compensation.

18. POOLING TRANSACTIONS

     Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Trust to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Award, (ii) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquirer of the Trust, or a combination of the foregoing, and (iii) providing for the extension of the term of any Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Award.

19. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

          (a) The obligation of the Trust to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b) The Board of Trustees may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Participants granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

          (c) Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          (d) Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Trust in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

                                                                       EXHIBIT B

                         FIRST UNION REAL ESTATE EQUITY
                            AND MORTGAGE INVESTMENTS

                      1999 SHARE OPTION PLAN FOR TRUSTEES

1. PURPOSE.

     The purpose of this Plan is to encourage certain members ("Trustees") of the Board of Trustees who are not employees of First Union Real Estate Equity and Mortgage Investments (the "Trust") to think and act as owners by aligning the financial interests of those individuals with those of the beneficiaries of the Trust and to enhance the Trust's ability to attract and retain well qualified individuals to serve as Trustees. To achieve these purposes, this Plan provides for compensation to Trustees in the form or Shares and Options (as each term is defined below).

2. DEFINITIONS.

     For purposes of the Plan:

     2.1 "Affiliate" and "Associate" have the meanings given in Rule 12b-2 under the Exchange Act.

     2.2 "Agreement" means the written agreement between the Trust and an Optionee or Grantee evidencing the grant of an Option or Restricted Share Award and setting forth the terms and conditions thereof.

     2.3 "Apollo" means Apollo Real Estate Advisors, L.P., a real estate investment firm located in New York City.

     2.4 "Board" means the Board of Trustees of the Trust.

     2.5 "Cause" means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Trust or any of its Subsidiaries.

     2.6 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Trust or another entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

     2.7 A "Change in Control" means

          (i) An acquisition (other than directly from the Trust) of any voting securities of the Trust (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) (the "Voting Securities") by any "person", "entity" or "group of affiliated persons" (as such terms are used for purposes of Section 13(d) or 14(d) (collectively, "Persons") of the Exchange Act (other than Gotham, Apollo or any affiliate of Gotham or Apollo or entity in which Gotham or Apollo own at least a 50% interest (collectively, the

     "Gotham/Apollo Entities")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act and irrespective of any vesting or waiting periods) of 30% or more of the combined voting power of the Trust's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Trust or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Trust (a "Subsidiary"), (2) the Trust or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

             (ii) Six of the 10 individuals who were appointed to the Board of Trustees after April 1, 1998 (the "Incumbent Board of Trustees") cease for any reason to be members of the Board of Trustees; provided, however, that if the election, or nomination for election by the Trust's shareholders, of any new trustee was approved by the Chairman of the Board, such new trustee shall, for purposes of this Agreement, be considered as a member of the Incumbent Board of Trustees.

             (iii) A merger, consolidation or reorganization involving the Trust, unless

          (1) the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than 70% of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

          (2) the individuals who were members of the Incumbent Board of Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the Board of Trustees of the Surviving Entity or an entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Entity, and

          (3) no Person (other than the Trust, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust, the Surviving Entity or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30% or more of the then outstanding Voting Securities) owns, directly or indirectly, 30% or more of the combined voting power of the Surviving Entity's then outstanding voting securities.

     A transaction described in clauses (1) through (3) shall herein be referred to as a "Non-Control Transaction".

             (iv) A complete liquidation or dissolution of the Trust.

             (v) The Trust makes aggregate cash or non-cash distributions to its shareholders of the proceeds from the sales of assets equal to or greater than $4.00 per Share and immediately following such distribution the "Net Asset Value" of the Trust is less than $150 million. "Net

        Asset Value" shall be the fair market value of all of the Trust's assets (as determined by the Board) less all Trust liabilities.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Trust which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Trust, and after such share acquisition by the Trust, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended.

     2.9 "Disability" means a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

     2.10 "Eligible Trustee" means any member of the Board who (i) is not an employee of the Trust or any Subsidiary of the Trust or (ii) an employee, officer, director, member, partner or principal of either Apollo or Gotham or any of its or their Affiliates or Associates.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.12 "Fair Market Value" of Shares on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

     2.13 "Gotham" means Gotham Partners, L.P.

     2.14 "Grantee" means a person to whom a Restricted Share has been granted under the Plan.

     2.15 "Minimum Purchase Requirement" shall have the meaning set forth in
Section 6.2 hereof.

     2.16 "Option" means a right to purchase a specified number of Shares, during a specified period and at a specified purchased price.

     2.17 "Optionee" means a person to whom an Option has been granted under the Plan.

     2.18 "Plan" means the First Union Real Estate Equity and Mortgage Investments 1999 Share Option Plan for Trustees, as amended and restated from time to time.

     2.19 "Pooling Transaction" means an acquisition of the Trust in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

     2.20 "Restricted Share" means a Share issued or transferred to an Eligible Trustee pursuant to Section 5 hereof.

     2.21 "Shares" means Shares of beneficial interest, $1.00 par value, of the Trust or any equity security or securities of the Trust that are issued in substitution or in exchange therefor in a recapitalization of the Trust.

     2.22 "Trust" means First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

     2.23 "1999 Annual Meeting" means the annual meeting of beneficiaries of the Trust occurring in calendar year 1999.

     2.24 "2000 Annual Meeting" means the annual meeting of beneficiaries of the Trust occurring in calendar year 2000.

3. ADMINISTRATION.

     3.1 The Plan shall be administered by the Board, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Board shall keep minutes of its meetings. Any decision or determination reduced to writing and signed by a majority of all of the members of the Board shall be as fully effective as if made by a majority vote at a meeting duly called and held.

     3.2 No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Trust hereby agrees to indemnify each member of the Board for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     3.3 Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time to:

          (a) make any amendment or modification to any Agreement consistent with the terms of this Plan;

          (b) to construe and interpret this Plan and the Options and Restricted Share Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of this Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that this Plan complies with Rule 16b-3 under the Exchange Act and other applicable law, and otherwise to make this Plan fully effective. All decisions and determinations by the Board in the exercise of this power shall be final, binding and conclusive upon the Trust and its Affiliates and Associates, the Optionees and Grantees, and all other persons having any interest herein;

          (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of service for purposes of the Plan;

          (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

          (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Trust with respect to the Plan.

4. STOCK SUBJECT TO THE PLAN.

     4.1 The maximum number of Shares that may be made the subject of Options and Restricted Share Awards granted under the Plan is 500,000. Upon a Change in Capitalization, the maximum number of Shares that may be made the subject of Options and Restricted Share Awards granted under the Plan shall be adjusted in number and kind pursuant to Section 7 hereof. The Trust shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Trust's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     4.2 In connection with the granting of an Option or a Restricted Share Award, the maximum number of Shares available under Section 4.1 hereof shall be reduced by the number of Shares in respect of which the Option or a Restricted Share Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Trust as full or partial payment of the purchase price, the maximum number of Shares available under Section 4.1 hereof shall be increased by the number of Shares so tendered.

     4.3 Whenever any outstanding Option or Restricted Share Award or any portion thereof expires, is canceled, or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Restricted Share Award, the Shares allocable to the expired, canceled, or otherwise terminated portion of the Option or Restricted Share Award may again be the subject of Options or Restricted Shares granted hereunder.

5. RESTRICTED SHARE AWARDS.

     5.1 Grant. On the first business day following the date of the 1999 Annual Meeting, each Eligible Trustee shall be granted a Restricted Share Award in respect of a number of Shares equal to the lesser of (a) two thousand five hundred (2,500) Shares and (b) a number of Shares having a Fair Market Value determined as of the date of the 1999 Annual Meeting equal to twelve thousand five hundred dollars ($12,500).

     Restricted Share Awards shall be evidenced by an Agreement containing such terms and conditions not inconsistent with the provisions of this Plan as shall be determined by the Board, including without limitation the requirement that an appropriate legend be placed on Share certificates; provided, however, that no such terms or conditions shall vary the number of Shares subject to Restricted Share Awards, the timing of Restricted Share Awards or the vesting, forfeiture or termination provisions applicable to Restricted Share Awards.

     5.2 Rights of Grantee. Shares subject to a Restricted Share Award shall be issued in the name of the Grantee as soon as reasonably practicable after the Restricted Share Award is granted, but only if the Grantee shall have executed an Agreement evidencing the Restricted Share Award, the appropriate blank stock powers and, in the discretion of the Board, an escrow agreement and any other documents which the Board may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Share Award, or any documents which the Board may require within the time period prescribed by the Board at the time the Restricted Share Award is granted, the Restricted Share Award shall be null and void. At the discretion of the Board, Shares issued in connection with a Restricted Share Award shall be deposited together with the stock powers with an escrow agent (which may be the Trust) designated by the Board. Unless the Board determines otherwise and as set forth in the Agreement, upon delivery of the Restricted Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive all dividends or other distributions paid or made with respect to such Shares.

     5.3 Non-transferability. Until all restrictions upon the Shares subject to a Restricted Share Award shall have lapsed in the manner set forth in Section
5.4 hereof, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

     5.4 Lapse of Restrictions.

          (a) Generally. All restrictions upon Shares subject to a Restricted Share Award shall lapse and the Grantee shall become fully (100%) vested in such Shares on the day immediately preceding the date of the 2000 Annual Meeting, but only if the Grantee to whom such Restricted Share Award shall have been granted shall then be a member of the Board; provided, however, that all restrictions upon Shares subject to a Restricted Share Award shall immediately lapse and the Grantee shall become fully (100%) vested in such Shares upon a termination of such Grantee's membership on the Board as a result of such Grantee's death or Disability.

          (b) Effect of a Change in Control. All restrictions upon Shares subject to a Restricted Share Award shall lapse and the Grantee shall become fully (100%) vested in such Shares upon a Change in Control.

     5.5 Treatment of Dividends. At the time a Restricted Share Award is granted, the Board may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Trust shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Trust for the account of the Grantee until such time. In the event that dividends are to be deferred, the Board shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Restricted Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the time of lapsing of restrictions upon Shares in respect of which such dividends shall have been paid interest on the amount of dividends at a rate per annum as the Board, in its discretion, may determine. Payment of deferred dividends in respect of Restricted Shares (whether held in cash or as additional Restricted Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Restricted Shares shall be forfeited upon the forfeiture of such Shares.

     5.6 Delivery of Shares. Upon the lapse of the restrictions on Restricted Shares, the Board shall cause a Share certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

6. OPTION GRANTS.

     6.1 Grant. On the first business day following each annual meeting of beneficiaries of the Trust commencing with the 2000 Annual Meeting, each Eligible Trustee who shall (a) not have been elected to membership on the Board at the then most recent annual meeting of beneficiaries of the Trust and (b) have satisfied the Minimum Purchase Requirement (as defined below) shall be granted an Option to purchase a number of Shares equal to four times the number of Shares that such Eligible Trustee shall have purchased during the most recent prior completed Service Year (as defined below); provided, however, that for purposes of determining the number of Shares subject to such Option, purchases of Shares during such Service Year with a cost to such Eligible Trustee in excess of $25,000 shall not be taken into account.

     All Options shall be evidenced by an Agreement containing such terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Options provided under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Options.

     6.2 Minimum Purchase Requirement. For each full period of time (each such period of time a "Service Year") between annual meetings of beneficiaries of the Trust that an individual shall serve as an Eligible Trustee, such individual shall be required to purchase on the open market Shares having an aggregate purchase price of not less than $5,000 (the "Minimum Purchase Requirement"); provided, however, that an Eligible Trustee shall be deemed to have satisfied the Minimum Purchase Requirement for any Service Year if the average aggregate purchase price per Service Year of such Eligible Trustee's Share purchases for all Service Years is not less than $5,000.

     6.3 Purchase Price. At any time and from time to time, the purchase price for Shares subject to an Option shall be determined as follows:

          (a) On the date of grant of an Option, the purchase price for Shares subject to such Option shall be determined as follows:

             (i) the purchase price per Share (the "Initial A Share Purchase Price") with respect to fifty percent (50%) of the Shares (the "A Shares") subject to such Option shall be equal to the greater of (A) the Fair Market Value of a Share on the date of grant of such Option and (B) an amount (not less than zero) equal to the difference between (1) $6.50, which amount shall, for all Options granted after May 2, 2000, be increased at a rate of 10% per annum for the period which shall commence on May 2, 2000 and shall terminate on the date of grant of each such Option and (2) the amount of all dividends or other distributions (including the value of non-cash dividends, including without limitation, share dividends and spin-off distributions) declared per Share during the period that shall commence on November 2, 1998 and shall terminate on the date of grant of such Option; and

             (ii) the purchase price per Share (the "Initial B Share Purchase Price") with respect to the other fifty percent (50%) of the Shares (the "B Shares") subject to such Option shall be equal to the greater of (A) the Fair Market Value of a Share on the date of grant of such Option and
        (B) an amount (not less than zero) equal to the difference between (1) $8.50, which amount shall, for all Options granted after May 2, 2000, be increased at a rate of 10% per annum for the period which shall commence on May 2, 2000 and shall terminate on the date of grant of each such Option and (2) the amount of all dividends or other distributions (including the value of non-cash dividends, including without limitation, share dividends and spin-off distributions) declared per Share during the period that shall commence on November 2, 1998 and shall terminate on the date of grant of such Option.

          (b) On each November 2 following the date of grant of an Option commencing with November 2, 2000:

             (i) the purchase price per Share for all A Shares then subject to such Option shall be adjusted to an amount (not less than zero) equal to the difference between (A) the Initial A Share Purchase Price of such Option, as the same shall from time to time be adjusted in accordance with the provisions of this Section 6.3(b)(i), increased at a rate of ten percent (10%) per annum for the period that shall commence on the date of the most recent prior adjustment (or if there shall not have been any such prior adjustment, the date of grant of such Option) and shall terminate on the date of the current adjustment and (B) the amount of all dividends or other distributions (including the value of non-cash dividends, including without limitation, share dividends and spin-off distributions) declared per Share during the period that shall commence on the date of the most recent prior adjustment (or if there shall not have been any such prior adjustment, the date of grant of such Option) and shall terminate on the date of the current adjustment; and

             (ii) the purchase price per Share for all B Shares then subject to such Option shall be adjusted to an amount (not less than zero) equal to the difference between (A) the Initial B Share Purchase Price of such Option, as the same shall from time to time be adjusted in accordance with the provisions of this Section 6.3(b)(ii), increased at a rate of 10% per annum for the period that shall commence on the date of the most recent prior adjustment (or if there shall not have been any such prior adjustment, the date of grant of such Option) and shall terminate on the date of the current adjustment and (B) the amount of all dividends or other distributions (including the value of non-cash dividends, including without limitation, share dividends and spin-off distributions) declared per Share during the period that shall commence on the date of the most recent prior adjustment (or if there shall not have been any such prior adjustment, the date of grant of such Option) and shall terminate on the date of the current adjustment.

          (c) In the event that all or any portion of an Option shall be exercised on any day other than November 2, the purchase per Share for all Shares with respect to which such Option is then being exercised shall be appropriately adjusted on a per diem basis in accordance with the provisions of Section 6.3(a) or 6.3(b), as the case may be, to the extent necessary to take into account the period of time elapsed from the date of the most recent prior adjustment (or if there shall not have been any such prior adjustment, the date of grant of such Option) through the date of exercise.

     6.4 Vesting. Subject to Sections 6.5 and 6.10 hereof, each Option shall become fully (100%) vested and exercisable on the day immediately preceding the date of the annual meeting of beneficiaries of the Trust next occurring after the date of grant of such Option, but only if the Optionee to whom such Option was granted shall then be a member of the Board; provided, however, that such Option shall immediately become fully (100%) vested upon a termination of such Optionee's membership on the Board as a result of such Optionee's death or Disability.

     6.5 Duration. Subject to Section 6.9 hereof, each Option shall terminate on the date which is the fifth anniversary of the date of grant (or if later, the first anniversary of the date of the Optionee's death if such death occurs prior to such fifth anniversary), unless terminated earlier as follows:

          (a) If an Optionee's membership on the Board terminates for any reason other than death or the Optionee's removal from the Board for Cause, the Optionee may for a period of 90 days after such termination exercise his or her Options to the extent, and only to the extent, that each such Option or portion thereof was vested and exercisable as of the date the Optionee's membership on the Board terminated, after which time each such Option shall automatically terminate in full.

          (b) If an Optionee's membership on the Board terminates due to the Optionee's removal from the Board for Cause, all Options granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

          (c) If an Optionee dies while a Trustee or within 90 days after termination of his or her membership on the Board as described in clause
     (a) of this Section 6.4, all Options granted to the Optionee may be exercised at any time within 12 months after the Optionee's death by the person or persons to whom such rights under each such Option shall pass by will, or by the laws of descent or distribution, after which time each such Option shall terminate in full; provided, however, that each such Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's membership on the Board.

          (d) Each Option granted to an Eligible Trustee hereunder (or portion thereof), to the extent not yet vested and exercisable as of the date the Eligible Trustee's membership on the Board terminates for any reason, shall terminate immediately upon such date.

     6.6 Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Board may set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     6.7 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Trust at the Trust's principal executive office, specifying the number of Shares with respect to which the Option is then being exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Board in its discretion, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Trust of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Board), prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Board. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Board. Any Shares transferred to the Trust (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Trust who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     6.8 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Trust shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Trust. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

     6.9 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

     6.10 Prior Board Approval of Option Grants. Prior to each grant of an Option pursuant to the provisions of this Section 6, the Trust shall use reasonable efforts to have each such grant approved by the Board for purposes of complying with Rule 16b-3 promulgated under the Exchange Act; provided, however, that no such Option grant shall be conditioned upon or otherwise subject to obtaining such approval nor shall the timing of any such Option grant be unreasonably delayed for purposes of obtaining such approval.

7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          (a) In the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Restricted Share Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Restricted Share Awards granted under the Plan and the purchase price therefor, if applicable and (iii) the number and class of Shares or other securities in respect of which Options are to be granted under Section 6 hereof.

          (b) If, by reason of a Change in Capitalization, a Grantee of a Restricted Share Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Restricted Share Award or Option, as the case may be, prior to such Change in Capitalization.

8. EFFECT OF CERTAIN TRANSACTIONS.

     Subject to Sections 5.4(b) or 6.10 hereof or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Trust or
(b) a merger or consolidation of the Trust (a "Transaction"), the Plan and the Options and Restricted Share Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Restricted Share Awards, as the case may be, upon exercise of any Option or transfer in respect of any Restricted Share Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the Options and Restricted Share Awards prior to such Transaction.

9. INTERPRETATION.

     The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Subject to the provisions of Section 6.10 hereof, any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

10. POOLING TRANSACTIONS.

     Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a transaction involving the Trust which is intended to constitute a Pooling Transaction, the Board shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Trust to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Restricted Share Award, (b) providing that the payment or settlement in respect of any Option or Restricted Share Award be made in the form of cash, Shares or securities of a successor or acquirer of the Trust, or a combination of the foregoing, and (c) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

11. TERMINATION AND AMENDMENT OF THE PLAN OR MODIFICATION OF OPTIONS AND RESTRICTED SHARE AWARDS.

     11.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Restricted Share Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Restricted Share Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the beneficiaries of the Trust in accordance with applicable law, regulation or exchange requirement.

     11.2 Modification of Options and Restricted Share Awards. No modification of an Option or Restricted Share Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

12. NON-EXCLUSIVITY OF THE PLAN.

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved compensation arrangement or as creating any limitations on the power of the

Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. LIMITATION OF LIABILITY.

     As illustrative of the limitations of liability of the Trust, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option or Restricted Share Award other than as expressly provided in the Plan;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Trust to terminate the Board membership of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Trust will guarantee membership on the Board for any person at any particular rate of compensation or for any particular period of time.

14. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

     14.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to conflicts of laws principles thereof.

     14.2 The obligation of the Trust to sell or deliver Shares with respect to Options and Restricted Share Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

     14.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

     14.4 Each Option and Restricted Share Award is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Restricted Share Award or the issuance of Shares, no Options or Restricted Share Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

     14.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Board may require any individual receiving Shares pursuant to an Option or Restricted Share Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Trust in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

15. MISCELLANEOUS.

     15.1 Withholding of Taxes. At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Trust an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Trust in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. The Trust shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Trust, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

     15.2 Effective Date. The effective date of this Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the beneficiaries of the Trust present, or represented, and entitled to vote at a meeting of beneficiaries duly held in accordance with the applicable laws of the State of Ohio within 12 months of the adoption of the Plan by the Board.

                                  DETACH CARD
--------------------------------------------------------------------------------
                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
            55 PUBLIC SQUARE, SUITE 1900, CLEVELAND, OHIO 44113-1937

              1999 SPECIAL MEETING OF BENEFICIARIES, MAY 17, 1999

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

            [FIRST UNION LOGO]

        The undersigned hereby appoints Daniel P. Friedman and William A. Ackman, or any one of them, each with power of substitution, attorneys and proxies (the "Proxies") for and in the name and place of the undersigned, to vote, as designated below, all of the shares of beneficial interest, par value $1 per share ("Shares"), of First Union Real Estate Equity and Mortgage Investments, a business trust formed under the laws of the State of Ohio (the "Trust"), at the 1999 Special Meeting of Beneficiaries to be held on Monday, May 17, 1999, at 10:00 A.M., local time, and any adjournment or postponement thereof, upon the matters set forth in the Notice of 1999 Special Meeting of Beneficiaries and the Proxy Statement, receipt of which is hereby acknowledged, as follows:

        1. Election of Class III Trustees
            [ ] FOR all nominees listed below (except as noted to the contrary below)

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

            Nominees:  Daniel J. Altobello, David S. Klafter and William A.
                                        Scully

            Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line:

            ---------------------------------------------------------------
        2. Proposal to amend the Trust's 1994 Long Term Incentive
           Performance Plan             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

        3. Proposal to adopt the 1999 Share Option Plan for Trustees
                                        [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                           (Continued and to be signed on the reverse side)

     P
     R
     O
     X
     Y

                                  DETACH CARD
--------------------------------------------------------------------------------

                         (Continued from reverse side)

        4. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting, and any adjournment or postponement thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL NOMINEES FOR TRUSTEES, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                                 Date                 , 1999
                                                      ----------------

                                                 ---------------------------
                                                          Signature

                                                 ---------------------------
                                                 Signature (if jointly held)

                                                 Where Shares are registered
                                                 jointly in the name of two
                                                 or more persons, all should
                                                 sign. Signatures should
                                                 correspond exactly with the
                                                 name on the Share
                                                 certificate. Persons
                                                 signing in a representative
                                                 capacity should indicate
                                                 that capacity.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.